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                                                                    EXHIBIT 99.1

                           RECAPITALIZATION AGREEMENT

         This Recapitalization Agreement, dated as of November 18, 2003 (this "Agreement"), is entered into by Hanover Direct, Inc., a Delaware corporation (the "Company"), and Chelsey Direct, LLC, a Delaware limited liability company ("Chelsey"). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 10 of this Agreement.

                              W I T N E S S E T H:

         WHEREAS, Chelsey is the record owner of 29,446,888 shares of Common Stock, par value $.66 2/3 per share (the "Common Stock"), of the Company and 1,622,111 shares of Series B Cumulative Participating Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of the Company, consisting of all of the issued and outstanding shares of Series B Preferred Stock, and representing as of the date hereof 21.3% of the issued and outstanding shares of Common Stock; and

         WHEREAS, Chelsey and the Company wish to memorialize their agreement regarding the recapitalization of the Company, the reconstitution of the Board of Directors of the Company and the settlement of outstanding litigation between the Company and Chelsey;

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

         1. Sale and Purchase of Shares; Recapitalization. Upon the terms and subject to the conditions herein contained, Chelsey agrees to sell to the Company, and the Company agrees to purchase from Chelsey, at the Closing 1,622,111 shares of Series B Preferred Stock in return for the issuance to Chelsey of 564,819 shares (as the same may be increased pursuant to Section 5, the "Series C Shares") of Series C Participating Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), and 81,857,833 shares (as the same may be increased pursuant to Section 5, the "New Common Shares") of Common Stock (collectively, the "Recapitalization"). The parties acknowledge that the consideration for the Series C Shares has a value at least equal to the aggregate par value of such Series C Shares. The Series C Preferred Stock will have the rights, preferences, and privileges set forth in the form of Certificate of Designations, Powers, Preferences and Rights attached hereto as Exhibit A (the "Certificate of Designations").

         2.       Reconstitution of Board of Directors.

                  (a) As promptly as practicable following the date hereof, the Company shall file with the Securities and Exchange Commission and transmit to all equity holders of the Company as required by Rule 14f-1 of the Securities Exchange Act of 1934, as amended, a statement regarding a change in majority of directors pursuant to Rule 14f-1 (the "14F Statement"). The 14F Statement shall report the intention of the Company to reconstitute the Board of Directors as the "Reconstituted Board," as set forth in the following paragraph.

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                  (b)      The Board of Directors of the Company shall be
reconstituted, simultaneously with the execution of this Agreement, so that (a) the number of directors comprising the Board of Directors of the Company shall be fixed at eight (8) and (b) the Board of Directors of the Company shall consist of the following individuals: Martin Edelman, William Wachtel, Stuart Feldman, Wayne Garten, Thomas Shull, Basil Regan, David Brown and Robert Masson. Following execution of this Agreement and the expiration of the tenth (10th) day following the filing of the 14F Statement as set forth in Section 2(a) (x) the number of directors comprising the Board of Directors of the Company shall be fixed at nine (9) and (y) the Board of Directors of the Company shall consist of the individuals listed in the previous sentence plus Donald Hecht (the Board of Directors, as reconstituted pursuant to clauses (x) and (y), shall be referred to herein as the "Reconstituted Board"). Following the execution of this Agreement and prior to Mr. Hecht being added to the Board of Directors as set forth in this paragraph, if the Board of Directors shall be deadlocked on any matter before the Board of Directors, such matter shall be decided by the Executive Committee of the Board of Directors.

                  (c) The Committees of the Board of Directors shall also be reconstituted, simultaneously with the execution of this Agreement, as follows: the members of the Executive Committee shall be Stuart Feldman (Chairman), Martin Edelman and Basil Regan; the members of the Audit Committee shall be Robert Masson (Chairman), Wayne Garten, David Brown and Donald Hecht (Mr. Hecht shall be added to the Audit Committee at the same time he is added to the Board of Directors); the members of the Compensation Committee shall be David Brown (Chairman), Wayne Garten and Stuart Feldman; the members of the Nominating Committee shall be William Wachtel (Chairman), Wayne Garten and Thomas Shull; and the members of the Transactions Committee shall be Martin Edelman (Chairman), David Brown, and Basil Regan.

                  (d) Simultaneously with the execution of this Agreement, the Board of Directors of the Company shall approve a new charter for the Transactions Committee in the form attached hereto as Exhibit B.

         3. Discontinuance of Litigation. As soon as practicable following the Closing, each of the Company and Chelsey shall use their best efforts to discontinue, with prejudice, the pending litigation between the parties entitled Hanover Direct, Inc. v. Richemont Finance S.A. and Chelsey Direct, LLC (Supreme Court of the State of New York, County of New York (Index No. 03/602269)(the "Action"). Pending the Closing, neither the Company nor Chelsey shall take any action to prosecute the Action, and each of the Company and Chelsey agree to grant to the other party any extensions of time necessary to preserve the Action through the date of the Closing.

         4.       Conditions to the Transactions.

                  (a) The obligation of the Company to proceed with the Recapitalization, the reconstitution of the Board of Directors and the discontinuance of the Action shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any of which may be waived, in whole or in part, by the Company).

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                           (i)      Representations and Warranties. The
representations and warranties of Chelsey contained in this Agreement shall be true and correct in all material respects on the date hereof (except as otherwise specifically provided in any representation and warranty) and on the Closing Date.

                           (ii)     Performance; No Default. Chelsey shall have
performed or complied with in all material respects all agreements, covenants and conditions contained herein required to be performed or complied with by it prior to or on the Closing Date.

                           (iii)    Consents. Chelsey shall have given all
notices and obtained all written consents, authorizations, waivers and approvals required by any applicable law, statute, rule or regulation of any governmental or administrative authority, agency, commission or body or by contract or agreement to be obtained by Chelsey respecting the transactions contemplated by this Agreement, other than any such consents, authorizations, waivers and approvals the failure of which to obtain would not be reasonably likely to have a material adverse effect on the ability of Chelsey to perform its obligations under this Agreement or the other Transaction Documents (a "Chelsey Material Adverse Effect").

                           (iv)     Information Statement. The Company shall
have transmitted to all equity holders of the Company the 14F Statement and ten
(10) days shall have elapsed from the date of mailing.

                           (v)      No Litigation or Proceedings. No action,
suit, proceeding or investigation by a Governmental Entity shall be pending or, so far as is known to the Company or Chelsey, be threatened, and no Governmental Entity shall have enacted any order or injunction which is in effect, which, in the case of such action, suit, proceeding, investigation, order or injunction, challenges the transactions contemplated by this Agreement or seeks to restrain or prevent the consummation of the transactions contemplated by this Agreement.

                  (b) The obligation of Chelsey to proceed with the Recapitalization, the reconstitution of the Board of Directors and the discontinuance of the Action shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any of which may be waived, in whole or in part, by Chelsey).

                           (i)      Representations and Warranties. The
representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof (except as otherwise specifically provided in any representation and warranty) and on the Closing Date.

                           (ii)     Performance; No Default. The Company shall
have performed or complied with in all material respects all agreements, covenants and conditions contained herein required to be performed or complied with by it prior to or on the Closing Date.

                           (iii)    Consents. The Company shall have given all
notices and obtained all written consents, authorizations, waivers and approvals required by any applicable law,

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statute, rule or regulation of any governmental or administrative authority, agency, commission or body or by contract or agreement to be obtained by the Company respecting the transactions contemplated by this Agreement, other than any such consents, authorizations, waivers and approvals the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect.

                           (iv)     Information Statement. The Company shall
have transmitted to all equity holders of the Company the 14F Statement and ten
(10) days shall have elapsed from the date of mailing.

                           (v)      No Litigation or Proceedings. No action,
suit, proceeding or investigation by a Governmental Entity shall be pending or, so far as is known to the Company or Chelsey, be threatened, and no Governmental Entity shall have enacted any order or injunction which is in effect, which, in the case of such action, suit, proceeding, investigation, order or injunction, challenges the transactions contemplated by this Agreement or seeks to restrain or prevent the consummation of the transactions contemplated by this Agreement.

         5. Closing. The closing (the "Closing") of the transactions contemplated hereby shall occur at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, New York, New York 10022, as promptly as practicable on a date mutually agreed between the parties no later than the close of business on December 17, 2003 except as provided below (such date, the "Closing Date"). If the Closing has not occurred by the close of business on November 30, 2003, then, no later than December 3, 2003, the Company shall pay to Chelsey an amount equal to $1,000,000, by wire transfer of immediately available funds to an account designated in writing by Chelsey at least one Business Day prior to such payment date. If the Closing has not occurred by the close of business on December 17, 2003, then this Agreement shall cease to be effective to the extent set forth in Section 9 unless either the Company or Chelsey elects, by delivery of notice of such election to such other party prior to such time, to extend the Closing past such date. In the event of such election, then (i) (A) if the Company makes such election, the number of shares of Common Stock and Series C Preferred Stock issued to Chelsey shall be adjusted so that the Company shall issue to Chelsey (a) shares of Series C Preferred Stock with an aggregate liquidation preference equal to one-half (1/2) of the accreted liquidation preference (less $500,000) of the Series B Preferred Stock on the date of the Closing and (b) newly issued shares of Common Stock at the rate of $0.69 per share (300% of the market value at August 6, 2003), rounded up to the next full share, for the balance of the accreted liquidation preference (less $500,000) of the Series B Preferred Stock on the date of the Closing, and
(B) if Chelsey makes such election, there shall be no adjustment to the number of shares of Common Stock and Series C Preferred Stock issued to Chelsey and
(ii) the Closing shall occur no later than February 29, 2004.

                  (a)      At the Closing, Chelsey shall deliver to the Company:

                           (i)      one or more stock certificates representing
1,622,111 shares of Series B Preferred Stock, duly endorsed for transfer or accompanied by blank stock powers;

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                           (ii)     a General Release in favor of the Company
and its affiliates in the form attached hereto as Exhibit C;

                           (iii)    a Stipulation of Discontinuance signed by
its counsel in the Action in the form attached hereto as Exhibit D (the "Stipulation of Discontinuance");

                           (iv)     a Voting Agreement between Chelsey and
Stuart Feldman and Regan Partners, L.P., Regan International Fund Limited and Basil P. Regan in the form attached hereto as Exhibit E (the "Voting Agreement"), executed by Chelsey and Mr. Feldman;

                           (v)      a Corporate Governance Agreement between
Chelsey and Stuart Feldman, the Company and Regan Partners, L.P., Regan International Fund Limited and Basil P. Regan in the form attached hereto as Exhibit F (the "Corporate Governance Agreement"), executed by Chelsey and Mr. Feldman; and

                           (vi)     a Registration Rights Agreement between
Chelsey and Stuart Feldman and the Company in the form attached hereto as Exhibit G (the "Registration Rights Agreement"), executed by Chelsey and Mr. Feldman.

                  (b)      At the Closing, the Company will deliver to Chelsey:

                           (i)      one or more certificates evidencing the
Series C Shares (in such denominations as shall be specified in writing by Chelsey) which shall be registered in the name of Chelsey or its designee, with an appropriate Securities Act legend;

                           (ii)     one or more certificates representing the
New Common Shares (in such denominations as shall be specified in writing by Chelsey) which shall be registered in the name of Chelsey or its designee, with an appropriate Securities Act legend;

                           (iii)    a General Release in favor of Chelsey and
its affiliates in the form attached hereto as Exhibit H (the "Hanover General Release");

                           (iv)     a Stipulation of Discontinuance signed by
its counsel in the Action in the form attached hereto as Exhibit D;

                           (v)      the Voting Agreement in the form attached
hereto as Exhibit E, executed by Regan Partners, L.P., Regan International Fund Limited and Basil P. Regan;

                           (vi)     the Corporate Governance Agreement in the
form attached hereto as Exhibit F, executed by Company, Regan Partners, L.P., Regan International Fund Limited and Basil P. Regan;

                           (vii)    the Registration Rights Agreement in the
form attached hereto as Exhibit G, executed by the Company;

                           (viii)   a certificate evidencing the incorporation
and good standing of the Company issued by the Secretary of State of Delaware as of a date within two Business Days of

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the Closing Date; a certificate evidencing the filing of the Certificate of
Designations with the Secretary of State of Delaware and a certificate evidencing the filing of a Certificate of Elimination of the Series B Preferred Stock of the Company pursuant to Section 151(g) of the General Corporation Law of the State of Delaware (the "Certificate of Elimination");

                           (ix)     a certificate executed by the Secretary of
the Company, attached to which shall be (A) a copy of the certificate of incorporation ("Certificate of Incorporation"), (B) a copy of the By-laws, and
(C) copies of resolutions of the Board of Directors of the Company authorizing and approving the filing of the Certificate of Designations and the Certificate of Elimination and the execution, delivery and performance of the Transaction Documents and all other documents and instruments to be delivered pursuant thereto, and a certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the Transaction Documents to be executed by the Company;

                           (x)      a copy of an opinion from Houlihan Lokey
Howard & Zukin Financial Advisors, Inc. to the Company stating that the transactions contemplated by this Agreement are fair, from a financial point of view, to the public stockholders of the Company other than Chelsey and Stuart Feldman;

                           (xi)     an opinion from Brown Raysman Millstein
Felder & Steiner LLP, counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to counsel to Chelsey, with respect to:
(A) the Company's corporate existence, power, authority and good standing; (B) the due authorization, execution and delivery of this Agreement, the Certificate of Designations and the Certificate of Elimination and the validity and enforceability of this Agreement and the other Transaction Documents; (C) the due authorization of the Series C Shares and the New Common Shares and that the Series C Shares and the New Common Shares are validly issued, fully paid and non-assessable; (D) no consent or approval of, authorization by, exemption from, filing with or notice to any Governmental Entity is required to be obtained by the Company for the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement; and (E) the filing of the Certificate of Designations and the Certificate of Elimination and the execution, delivery and performance of this Agreement and each other Transaction Document not (1) resulting in a violation of the Company's Certificate of Incorporation or By-laws, (2) conflicting with any material agreements listed therein to which the Company is a party, (3) resulting in a material violation of law or (4) resulting in a lien upon the material assets of the Company; and

                           (xii)    evidence of receipt by the Company of the
consent of Congress pursuant to the Working Capital Facility Documents to the consummation of the transactions contemplated herein, including a waiver of any objection to restricted payments and transactions with affiliates which will arise in connection with the Series C Preferred Stock.

         6. Representations and Warranties of Chelsey. Chelsey represents and warrants to the Company as follows:

                  6.1 Organization. Chelsey is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

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                  6.2      Authorization; Enforcement. Chelsey has all requisite
corporate power and authority to authorize, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party. The execution, delivery and performance by Chelsey of this Agreement and the other Transaction Documents to which it is a party, and the consummation by Chelsey of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Chelsey and no further consent or authorization therefor is presently required by Chelsey, its board of managers or its members. This Agreement and the other Transaction Documents to which it is a party have been duly and validly executed and delivered by Chelsey and constitute the valid and binding obligations of Chelsey, enforceable against Chelsey in accordance with their respective terms.

                  6.3 Consents; Approvals. Other than filings required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, neither the execution, delivery or performance by Chelsey of this Agreement or any other Transaction Document to which it is a party, nor the consummation by it of the obligations and transactions contemplated hereby or thereby, requires any consent or approval of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than any such consents, approvals, authorizations, exemptions, filings or notices the failure of which to obtain would not be reasonably likely to have a Chelsey Material Adverse Effect.

                  6.4 Brokers. There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of Chelsey who might be entitled to any fee or commission for which the Company will be liable in connection with the execution, delivery or performance by Chelsey of this Agreement or any of the other Transaction Documents to which it is a party.

                  6.5      Regarding the Ownership of the Series B Preferred
Stock.

                  (a) The delivery by Chelsey to the Company of a certificate for the 1,622,111 shares of Series B Preferred Stock issued to it by the Company on July 31, 2003 duly endorsed for transfer or accompanied by blank stock powers will transfer to the Company good title to such shares, free and clear of all liens and other encumbrances other than those arising as a result of the delivery thereof to the Company or arising out of actions taken by the Company.

                  (b) Subject to the representation and warranty set forth in Section 7.8 being true and correct, (i) Chelsey waives all rights it may have to object to or to enforce any provision of the Certificate of Designations for the Series B Preferred Stock as a direct result of the consummation of the transactions contemplated by this Agreement and the other Transaction Documents or otherwise and (ii) effective as of the Closing, the Company's obligations under the Certificate of Designations for the Series B Preferred Stock shall be terminated and the Company shall have no further obligations thereunder.

                  6.6 Unregistered Securities. Chelsey understands that the shares of Series C Preferred Stock and the New Common Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that the certificates evidencing such shares shall bear a legend to that effect.

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                  6.7      Acquisition for Own Account. Chelsey is acquiring the
shares of Series C Preferred Stock and the New Common Shares for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act; provided, however, that by making the representations herein, Chelsey does not agree to hold any of the shares of Series C Preferred Stock or the New Common Shares for any minimum or other specific term and reserves the right to dispose of such shares at any time in accordance with or pursuant to an effective registration statement under the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act.

                  6.8 Ability to Protect Its Own Interest and Bear Economic Risks. By reason of the business and financial experience of its management, Chelsey has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. Chelsey further represents that it is able to bear the economic risk of an investment in the shares of Series C Preferred Stock and the New Common Shares.

                  6.9 Accredited Investor. Chelsey is an "accredited investor," as that term is defined in Regulation D promulgated under the Securities Act.

                  6.10 Access to Information. Chelsey has had adequate opportunity to ask questions of, and receive answers from, the Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities and all other matters relevant to its investment in the shares of Series C Preferred Stock and the New Common Shares. Neither such inquiries nor any other due diligence investigations conducted by Chelsey or its advisors, if any, or its representatives shall modify, amend or affect Chelsey's right to rely on the Company's representations and warranties contained in this Agreement.

                  6.11 Fair Market Value. In accordance with the regulations promulgated by the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the fair market value of all voting securities of the Company to be held by Chelsey and the persons within which it is included as a result of this transaction is not in excess of $50 million.

                  6.12 14F Statement. The information provided in writing by Chelsey to the Company for inclusion in the 14F Statement does not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading.

         7. Representations and Warranties of the Company. The Company represents and warrants to Chelsey as follows:

                  7.1 Organization. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Company

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Material Adverse Effect, (c) has its principal place of business and chief executive office at 115 River Road, Building 10, Edgewater, New Jersey 07020, and (d) has all requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted. For purposes of this Agreement, "Company Material Adverse Effect" means any material adverse effect on the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents.

                  7.2 Authorization; Enforcement. The Company (and, to the extent applicable, each of its Subsidiaries) has all requisite corporate power and authority to authorize, execute, deliver and perform this Agreement, the Certificate of Designations, the Certificate of Elimination and the other Transaction Documents to which it is a party. The execution, delivery and performance by the Company (and, to the extent applicable, each of its Subsidiaries) of this Agreement, the Certificate of Designations, the Certificate of Elimination and the other Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company (and, to the extent applicable, each of its Subsidiaries) and no further consent or authorization therefor is presently required by the Company (and, to the extent applicable, each of its Subsidiaries), their respective board of directors or their respective shareholders, whether under the laws of their respective jurisdictions of incorporation, the rules of the American Stock Exchange or otherwise. The Company has taken all actions under its Certificate of Incorporation and its by-laws ("By-laws") as may be necessary or advisable to provide Chelsey with the rights hereby contemplated. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by the Company (and, to the extent applicable, each of its Subsidiaries) and constitute the valid and binding obligations of the Company (and, to the extent applicable, each of its Subsidiaries), enforceable against the Company (and, to the extent applicable, each of its Subsidiaries) in accordance with their respective terms.

                  7.3 Consents and Approvals. Neither the filing of the Certificate of Designations and the Certificate of Elimination, nor the execution, delivery or performance of this Agreement and any other Transaction Document by the Company (and, to the extent applicable, each of its Subsidiaries), nor the consummation by them of the obligations and transactions contemplated hereby or thereby, requires any consent or approval of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than filings required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and a notice to and consent of Congress Financial Corporation pursuant to the Working Capital Facility Documents and the consent of the American Stock Exchange (in each such case, which have been made and obtained as of the Closing Date) and any such other consents, approvals, authorizations, exemptions, filings or notices the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect.

                  7.4 Brokers. There is no broker, investment banker, finder, financial advisor or other Person which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission for which Chelsey or the Company is or will be liable in connection with the execution, delivery or performance by the Company of this Agreement, the Certificate of Designations, the Certificate of Elimination or any of the other Transaction Documents.

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                  7.5      No Conflicts. The filing of the Certificate of
Designations and the Certificate of Elimination and the execution, delivery and performance of this Agreement and each other Transaction Document and the consummation of the transactions contemplated hereby and thereby by the Company (and, to the extent applicable, each of its Subsidiaries) will not (a) result in a violation of the Certificate of Incorporation or By-laws of the Company or the comparable organizational documents of any of its Subsidiaries, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company or any of its Subsidiaries is a party listed on Schedule 7.5, which schedule contains a list of all agreements, leases, mortgages, licenses, indentures, instruments or other contracts which would be required to be filed as an exhibit to the Company's Annual Report on Form 10-K (other than under the Working Capital Facility Documents, as to which a consent, including a waiver of any objection to restricted payments and transactions with affiliates which will arise in connection with the Series C Preferred Stock, has been obtained), (c) result in a material violation of any law, rule, regulation, order, judgment or decree (including, without limitation, the General Corporation Law of the State of Delaware and U.S. federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any material property or asset of the Company or any of its Subsidiaries is bound or affected, or (d) result in the creation of any lien, claim, judgment, charge, security interest or other encumbrance upon any of the material assets of the Company or any of its Subsidiaries.

                  7.6      Issuance of Securities.

                  (a) The Series C Shares have been duly authorized and upon such issuance in accordance with the terms of this Agreement and the Certificate of Designations, all such Series C Shares will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and other encumbrances, and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

                  (b) The New Common Shares have been duly authorized and upon such issuance in accordance with the terms of this Agreement and the Certificate of Incorporation, all such New Common Shares will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and other encumbrances, and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

                  7.7 Real Property. The Company is not currently, and during the five years preceding the Closing Date will not have been, a United States real property holding corporation within the meaning of section 897 of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the Company shall, upon the request of Chelsey or any subsequent holder of any of the Series C Shares or the shares of Common Stock held by Chelsey, certify, in accordance with sections 1.1445-2(c)(3) and 1.897-2(h) of the Treasury regulations, that such

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Series C Shares or shares of Common Stock are not a U.S. real property interest within the meaning of section 897 of the Code.

                  7.8 No Asset Sale Transactions. Except as previously disclosed to counsel to Chelsey, on and after November 10, 2003 and through the date hereof, the Company has not entered into any agreement with respect to any asset sale transaction outside of the ordinary course of business other than the transactions contemplated herein, and the Company has notified Chelsey or its representatives of the receipt of any notice, discussions or requests for information relating to such asset sale transactions received by the Company during such period.

                  7.9 14F Statement. The information contained in the 14F Statement does not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading, except with respect to any information contained in the 14F Statement that was provided to the Company in writing by Chelsey for inclusion in the 14F Statement.

         8.       Covenants and Conditions.

                  8.1 Title. The Company does not and will not challenge Chelsey's ownership of 29,446,888 shares of Common Stock and 1,622,111 shares of Series B Preferred Stock, consisting of all of the issued and outstanding shares of Series B Preferred Stock. The Company shall take all action necessary to effect Chelsey's ownership of such shares of Common Stock and Series B Preferred Stock, including, without limitation, causing the removal of any restrictive legends on such shares, other than a customary legend confirming that the transfer of such shares is restricted by the Securities Act.

                  8.2 Consents. The Closing is subject to the Company obtaining the consent of Congress Financial Corporation and the American Stock Exchange Inc. The Company agrees to use its best efforts to obtain such consents as promptly as practicable. Chelsey shall have the opportunity to participate in any communications or meetings with Congress or the AMEX regarding the consent of such parties to the Recapitalization, and the Company shall advise Chelsey as promptly as practicable with respect to any developments with respect to such consents.

                  8.3 Company Store Division. Prior to the expiration of one hundred fifty (150) days from the date of this Agreement, the Company agrees that it shall not (a) sell, other than in the ordinary course of business, the inventory, trademarks or customer lists associated with the Company Store division of the Company or (b) terminate the employment of the Chief Executive Officer of the Company, unless, in either case, such action has been approved by the Board of Directors pursuant to an affirmative vote of at least six (6) members of the Board of Directors.

                  8.4 Change of Control, Etc. Chelsey and the Company recognize and agree that the Recapitalization is a "change of control" for purposes of all of the Company's existing Compensation Continuation (Change of Control) Plans, the Employment Agreement, dated as of

September 1, 2002, as amended, between the Company and Mr. Shull and the Transaction Bonus Letters between the Company and its executive officers. The Company shall be permitted to make on or after the Closing any payments required thereunder. Such payments are listed on Exhibit I hereto. Chelsey and the Company further recognize and agree that all options granted by the Company to participants in the Change of Control Plans shall be fully vested on the Closing Date pursuant to the terms of such plans.

                  8.5 Charter Amendments. The Company agrees that it shall, acting through its Board of Directors and in accordance with its charter and bylaws and applicable law, recommend in the proxy statement for the first shareholders meeting following the Recapitalization amendments to its Certificate of Incorporation that the following be effectuated: (a) a reduction in the par value per share of Common Stock from $0.66-2/3 per share to $0.01 per share, (b) a reverse split of the Common Stock in a ratio of 10 for 1 and (c) an increase by 10 million shares of the number of authorized shares of preferred stock of the Company, and all of such shares shall be issuable by the Board of Directors in one or more series (i.e., blank check preferred stock).

         9.       Termination.

                  9.1 Termination by the Parties. This Agreement may be terminated at any time (except where otherwise indicated) prior to the Closing
Date:

                  (a)      by mutual written consent of the Company and Chelsey;

                  (b)      by either the Company or Chelsey:

                           (i)      if the transactions described herein have
not been consummated by December 17, 2003 and neither party elects to extend the Closing past such date as set forth in Section 5, or, if either party makes such election, February 29, 2004, or such other date, if any, as the Company and Chelsey shall agree upon; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the transactions described herein to be consummated on or prior to such date; or

                           (ii)     if any order of any Governmental Entity
shall be in effect that restrains or prohibits the transactions contemplated hereby, or if any suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby;

                  (c) by the Company, if Chelsey shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of a condition set forth in Sections 4(a)(i) or (ii), which breach cannot be or has not been cured within ten (10) days after the giving of written notice by the Company to Chelsey; or

                  (d) by Chelsey, if the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of a condition set forth in Sections 4(b)(i) or (ii), which breach cannot be or has not been cured within ten (10) days after the giving of written notice by Chelsey to the Company.

                  9.2 Effect of Termination. Upon the termination of this Agreement, the provisions of this Agreement shall cease to have force or effect, other than Section 11.13, which shall survive indefinitely.

         10. Definitions. Unless the context otherwise requires, the terms defined in this Section 10 shall have the meanings specified for all purposes of this Agreement.

         "Action" has the meaning assigned to it in Section 3 hereof.

         "Agreement" means this Agreement.

         "Business Day" means a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

         "By-Laws" has the meaning assigned to it in Section 7.2 hereof.

         "Certificate of Designations" has the meaning assigned to such term in
Section 1 hereof.

         "Certificate of Incorporation" has the meaning assigned to it in
Section 5(b)(ix) hereof.

         "Chelsey" has the meaning assigned it in the introductory paragraph of this Agreement.

         "Chelsey Material Adverse Effect" has the meaning assigned to it in
Section 4(a)(iii).

         "Closing" has the meaning assigned to it in Section 5 hereof.

         "Closing Date" has the meaning assigned to it in Section 5 hereof.

         "Code" has the meaning assigned to it in Section 7.7 hereof.

         "Common Stock" means the Common Stock, par value $0.66-2/3 per share, of the Company.

         "Company" has the meaning assigned to it in the introductory paragraph of this Agreement.

         "Company Material Adverse Effect" has the meaning assigned to it in
Section 7.1 hereof.

         "Corporate Governance Agreement" has the meaning assigned to it in
Section 5(a)(v).

         "Determination" has the meaning assigned to it in Section 11.11 hereof.

         "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, exchange, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

         "Hanover General Release" has the meaning assigned to it in Section 5(b)(iii) hereof.

         "New Common Shares" has the meaning assigned to it in Section 1.1 hereof.

         "Person" means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

         "Recapitalization" has the meaning assigned to it in Section 1 hereof.

         "Reconstituted Board" has the meaning assigned to it in Section 2(a) hereof.

         "Registration Rights Agreement" has the meaning assigned to it in
Section 5(a)(iv) hereof.

         "SBSF" has the meaning assigned to it in Section 11.13 hereof.

         "Securities Act" has the meaning assigned to it in Section 6.6 hereof.

         "Series B Preferred Stock" means the Series B Cumulative Participating Preferred Stock, par value $0.01 per share, of the Company.

         "Series C Preferred Stock" has the meaning assigned to such term in
Section 1 hereof.

         "Series C Shares" has the meaning assigned to such term in Section 1 hereof

         "Subsidiary" means any corporation, association, business trust, limited liability company, partnership or other business entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

         "Transaction Documents" means this Agreement, the Stipulation of Discontinuance, the Hanover General Release, the Corporate Governance Agreement and the Registration Rights Agreement.

         "Working Capital Facility Documents" means the revolving loan and term loan facilities provided by Congress Financial Corporation (its successors and assigns, including, without limitation, any replacement or take out lender; collectively, the "Lender") to the Company and certain of its Subsidiaries and affiliates as set forth in the Loan and Security Agreement, dated as of November 14, 1995, by and among the Lender, the Company and certain Subsidiaries and affiliates of the Company, as amended, together with the other agreements, documents and instruments referred to therein or at any time executed or delivered in connection therewith or related thereto, as the same now exist or may hereafter be amended, modified supplemented, extended, renewed, restated or replaced.

         11.      Miscellaneous.

                  11.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given:

                  (a)      If to Chelsey:

                           Chelsey Direct, LLC
                           712 Fifth Avenue, 45th Floor
                           New York, New York 10019
                           Attention: Mr. Stuart Feldman
                           Facsimile No.: (212) 765-3112

                           with a copy to:

                           Swidler Berlin Shereff Friedman, LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, New York 10174
                           Attention:  Martin Nussbaum, Esq.
                           Facsimile No.: (212) 891-9598

         or       (b)      If to the Company:

                           Hanover Direct, Inc.
                           115 River Road, Building 10
                           Edgewater, New Jersey 07020
                           Attention: Corporate Counsel
                           Facsimile No.: (201) 272-3199

                           with a copy to:

                           Brown Raysman Millstein Felder & Steiner LLP
                           900 Third Avenue
                           New York, NY 10022
                           Attention: Sarah Hewitt, Esq.
                           Facsimile No.: (212) 895-2900

or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other parties in the manner specified herein. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and a facsimile confirmation is received or (ii) if given by mail, at the earliest of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of U.S. mail, addressed and postage paid as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section.

                  11.2 Survival of Representations and Warranties, etc. The representations and warranties contained herein shall survive through the second anniversary of the Closing Date, except that the representations and warranties of the Company set forth in Section 7.6 shall survive indefinitely.

                  11.3 No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder or seeking any remedy with respect to a breach hereof shall operate as a waiver thereof or of any other right, power or privilege nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  11.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                  11.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to principles of conflicts of law (other than Section 5-1401 of the General Obligations Law of the State of New York).

                  11.6 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.1 shall be deemed effective service of process on such party.

                  11.7 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  11.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument provided no party shall be bound unless and until all parties hereto have each signed a counterpart hereof. Facsimile transmissions of any executed original documents and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. At the written request of any party hereto, the other parties hereto shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.

                  11.9 Entire Agreement. This Agreement together with its Exhibits and the other agreements executed in connection herewith constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the transactions contemplated herein, including the Memorandum of Understanding, dated November 10, 2003, between the parties, relating to the subject matter hereof. No provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

                  11.10 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                  11.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable (a "Determination"), the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a Determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                  11.12 Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the parties hereto.

                  11.13 Expenses. The Company shall at the Closing or as promptly as practicable following the termination of this Agreement pursuant to
Section 9 pay (a) the reasonable legal fees and disbursements of Swidler Berlin Shereff Friedman, LLP ("SBSF") in connection with the preparation, review, negotiation, executive and delivery of this Agreement and any instrument referred to herein or therein on behalf of Chelsey and (b) the reasonable fees of any financial advisors engaged by Chelsey or SBSF not to exceed $20,000 in the aggregate relating to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, including, without limitation, a valuation by such financial advisors of the securities to be received by Chelsey pursuant to the Recapitalization. This Section shall survive notwithstanding the termination of this Agreement pursuant to Section 9.

                  11.14 Tax-free Reorganization. Each of the Company and Chelsey agree to regard the exchange by Chelsey of its Series B Preferred Stock for the Series C Shares and the New Common Shares from the Company as a reorganization under Section 368(a)(1)(E) of the Code for reporting and other positions, including tax reporting.

          The remainder of this page has intentionally been left blank.

         IN WITNESS WHEREOF, the parties hereto have caused this Recapitalization Agreement to be duly executed as of the day and year first above written.

                              HANOVER DIRECT, INC.

                              By: /s/ Thomas C. Shull
                                  ----------------------------------------------
                                  Name: Thomas C. Shull
                                  Title: President and Chief Executive Officer

                              CHELSEY DIRECT, LLC

                              By: /s/ William B. Wachtell
                                  ----------------------------------------------
                                  Name: William B. Wachtel
                                  Title: Managing Member

              Signature page for Recapitalization Agreement between
                  Hanover Direct, Inc. and Chelsey Direct, LLC

                                                                       EXHIBIT A

                        CERTIFICATE OF THE DESIGNATIONS,

                         POWERS, PREFERENCES AND RIGHTS

                                       OF

                     SERIES C PARTICIPATING PREFERRED STOCK

                                       OF

                              HANOVER DIRECT, INC.

        (Pursuant to Section 151 of the Delaware General Corporation Law)

         Hanover Direct, Inc., a Delaware corporation (the "Company"), hereby certifies that the following resolution (this "Resolution") was adopted by the Board of Directors of the Company:

         "RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by the provisions of the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), there is hereby created, out of the 5,000,000 shares of preferred stock, par value $0.01 per share, of the Company authorized in Article Fourth of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 564,819 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

         Section 1. Designation; Amount. The shares of Preferred Stock created hereby shall be designated the "Series C Participating Preferred Stock" (the "Series C Preferred Stock") and the authorized number of shares constituting such series shall be 564,819.

         Section 2.        Dividends.

                  (a) As of January 1, 2006, the holders of Series C Preferred Stock shall be entitled to receive cumulative dividends ("Cumulative Dividends") which shall accrue on a daily basis in an amount equal to the Dividend Rate (this and certain other capitalized terms used herein have the respective meanings given in Section 9 hereof) multiplied by the Liquidation Preference per share of Series C Preferred Stock. Cumulative Dividends shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each of such dates being a "Dividend Payment Date") and shall be paid in cash out of funds legally available therefor. To the extent accrued and unpaid Cumulative Dividends are not paid on the applicable Dividend Payment Date, such unpaid Cumulative Dividends shall be increased on a daily basis by an amount equal to (i) the sum of the Dividend Rate plus one percent (1%) multiplied by (ii) the amount of such unpaid Cumulative Dividends (a "Dividend Increase"). Each such daily Dividend Increase shall be compounded on each subsequent Dividend Payment Date by increasing all Cumulative Dividends which were not paid as of the end of the day of such subsequent Dividend Payment Date by the aggregate of all Dividend Increases which have not previously been so compounded (so that the accrued and unpaid Cumulative Dividends shall include the amount of such Dividends Increases), and thereafter such increased Cumulative Dividends shall further increase daily as set forth in the previous sentence. Any calculation of the amount of Cumulative Dividends accrued shall be made based on a 365-day year and on the number of days actually elapsed during the applicable calendar quarter. Any payments by the Company of Cumulative Dividends shall be applied to first pay any all accrued and unpaid Dividend Increases (to the extent not compounded as Cumulative Dividends), then shall pay all accrued and unpaid Cumulative Dividends which had accrued and were unpaid as of the most recent Dividend Payment Date, and then shall pay any remaining Cumulative Dividends. In addition to the restrictions on dividends set forth in Section 7(c)(iii), the Company shall not declare or pay any dividends on or with respect to any series or class of stock other than Series C Preferred Stock unless all accrued and unpaid Cumulative Dividends which had accrued and were unpaid as of the most recent Dividend Payment Date and all accrued and unpaid Dividend Increases (to the extent not compounded as Cumulative Dividends) have been declared and paid by the Company.

                  (b) In the event any dividends are declared or paid or any other distribution is made on or with respect to the Common Stock, the holders of the Series C Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be entitled to receive dividends ("Participating Dividends") per share of Series C Preferred Stock, in an amount (whether in the form of cash, securities or other property) determined by multiplying (i) the Liquidation Preference per share of Series C Preferred Stock plus the amount of any declared or accrued but unpaid Dividends thereon as of the record date of such Participating Dividend by
(ii) the Applicable Rate. Such Participating Dividends shall be payable to the holders of the Series C Preferred Stock as of the date immediately prior to the record date for such dividend or distribution on the Common Stock, which date shall be the record date for the Participating Dividends, and such dividends are to be payable on the same payment date established by the Board of Directors for the payment of such dividend or distribution on the Common Stock to the persons in whose name the Series C Preferred Stock is registered at the close of business on the applicable record date.

                  (c) No dividend shall be paid or declared on any share of Common Stock, unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Series C Preferred Stock in an amount determined as set forth above. For purposes hereof, the term "dividends" shall include any pro rata distribution by the Company of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings.

                  (d) Prior to declaring any dividend or making any distribution on or with respect to shares of Common Stock, the Company shall take all prior corporate action necessary to authorize the issuance of any securities payable as a dividend in respect of the Series C Preferred Stock.

                  (e) The terms "declared dividends" and "dividends declared" or any similar reference to "declared but unpaid Dividends," whenever used in this Resolution with reference to shares of Series C Preferred Stock shall be deemed to include dividends required by Section 2(c) hereof to be declared, whether or not the same have in fact been declared at the time in question.

                  (f) No dividend may be declared or paid in respect of the shares of Series C Preferred Stock, except to the extent permitted by and in accordance with the terms and conditions of the Working Capital Facility Documents.

         Section 3. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of the Series C Preferred Stock then outstanding shall, to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to the Liquidation Preference per share of Series C Preferred Stock plus the amount of any declared or accrued but unpaid Dividends thereon as of such date. Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series C Preferred Stock. If upon any Liquidation the assets available for distribution to the holders of the Series C Preferred Stock are insufficient to permit the payment to the holders of the Series C Preferred Stock of the full preferential amounts described in this paragraph, then all the remaining available assets shall be distributed among the holders of the then outstanding shares of Series C Preferred Stock pro rata according to the number of the then outstanding shares of Series C Preferred Stock held by each holder thereof. A Corporate Transaction (as defined below) of the Company (other than an Excluded Corporation Transaction (as defined below)) shall, at the election of the holders of a majority of the shares of Series C Preferred Stock outstanding at the time and as a condition precedent to the consummation of the Corporate Transaction, constitute a Liquidation for purposes of this Section 3, with the result that the Company shall be required to redeem the Series C Preferred Stock outstanding prior to the consummation of the Corporate Transaction applying the redemption procedures set forth in Section 4 below as if it were a mandatory redemption on the date of such Corporate Transaction.

         Section 4.        Final Redemption and Redemption at the Option of the
Company.

                  (a) On the first Business Day following January 1, 2009 (the "Final Redemption Date"), the Company shall, to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, redeem for cash all shares of Series C Preferred Stock that are then outstanding at a redemption price per share equal to the Liquidation Preference thereof plus the amount of any declared or accrued but unpaid Dividends thereon as of such date (the "Final Redemption Price"). Not more than sixty (60) nor less than thirty (30) days prior to the Final Redemption Date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Series C Preferred Stock, at such holder's address as it shall appear upon the stock register of the Company on such date. Each such notice of redemption shall be irrevocable and shall specify the date that is the Final Redemption Date, the Final Redemption Price, the identification of the shares to be redeemed, the place or places of payment in New York, New York and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series C Preferred Stock to be redeemed. On or after the Final Redemption Date, each holder of shares of Series C Preferred Stock shall surrender the certificate(s) evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Final Redemption Price. If, on the Final Redemption Date, funds in cash in an amount sufficient to pay the aggregate Final Redemption Price for all outstanding shares of Series C Preferred Stock shall be available therefor and shall have been irrevocably set aside and deposited with a bank or trust company in trust for purposes of payment of such Final Redemption Price, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Final Redemption Price upon surrender of their certificates therefor) shall terminate. If, at the Final Redemption Date, the Company does not have sufficient capital and surplus legally available to redeem all the outstanding shares of Series C Preferred Stock, the Company shall take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, including, without limitation, sales of assets of the Company to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, and the Company shall redeem as many shares of Series C Preferred Stock as it may legally redeem, ratably from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of Series C Preferred Stock as it legally may until it has redeemed all of the outstanding shares of Series C Preferred Stock.

                  (b) To the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, the Company may, at any time at its option, redeem all (but not less than all) of the then outstanding shares of Series C Preferred Stock for cash at a redemption price per share (the "Optional Redemption Price") equal to the Liquidation Preference thereof plus the amount of all declared or accrued but unpaid Dividends thereon as of the redemption date. In order to exercise its right of optional redemption, the Company shall, not more than sixty (60) nor less than thirty
(30) days prior to the redemption date, give notice by first class mail, postage prepaid, to each holder of record of the Series C Preferred Stock, at such holder's address as it shall appear upon the stock register of the Company on such date. Each such notice of redemption shall be irrevocable and shall specify the redemption date (the "Optional Redemption Date"), the Optional Redemption Price, the place or places of payment in New York, New York and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series C Preferred Stock to be redeemed.

         Section 5. Redemption at Option of Holders and Mandatory Redemption upon Asset and Equity Sales.

                  (a) In the event that a Change of Control (as defined below) shall occur at any time while any shares of Series C Preferred Stock are outstanding, each of the holders of the then outstanding shares of Series C Preferred Stock shall have the right to give notice that they are exercising a Change of Control election (a "Change of Control Election") with respect to all or any number of such holder's shares of Series C Preferred Stock, during the period ending on the 30th day after the earlier of (i) such holder's receipt of the notice referred to in Section 5(c) hereof or (ii) the date as of which such holder obtains actual knowledge of such Change of Control. Upon any such election, the Company shall, to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, redeem for cash each of such holder's shares for which such an election is made at a redemption price equal to the Liquidation Preference thereof plus the amount of any declared or accrued but unpaid Dividends thereon as of the Change of Control Payment Date.

                  (b) As used herein, "Change of Control" means the occurrence of any of the following events:

                           (1)      the acquisition, in a transaction approved
by the Board of Directors, by any Person, other than Chelsey or its affiliates, including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of either

                  (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or

                  (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

                           (2)      a majority of the individuals who, as of the
date of the closing of the transactions contemplated by the Recapitalization Agreement, dated as of November 18, 2003, between Chelsey and the Company (the "Recapitalization Agreement"), constitute the members of the Board of Directors (the "Incumbent Board") cease for any reason to serve on such Board of Directors; provided that any individual who becomes a director of the Company subsequent to the date of the closing of the transactions contemplated by the Recapitalization Agreement, whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided, further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors, shall not be deemed a member of the Incumbent Board; or

                           (3)      approval by the stockholders of the Company
of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction (an "Excluded Corporate Transaction") pursuant to which the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from, or the transferee Person in, such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns 100% of the Outstanding Company Common Stock or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be.

                  (c) On or before the third (3rd) Business Day after a Change of Control, the Company shall mail to all holders of record of the Series C Preferred Stock at their respective addresses as the same shall appear on the books of the Company as of such date, a notice disclosing (i) the Change of Control, (ii) that, if such holder exercises the Change of Control Election, the Company will redeem any or all of such holder's shares of Series C Preferred Stock at a redemption price equal to the Liquidation Preference thereof plus the amount of declared or accrued and unpaid Dividends as of the Change of Control Payment Date and (iii) the procedure which the holder must follow to exercise the Change of Control Election. To exercise the Change of Control Election, a holder of the Series C Preferred Stock must deliver, during the 30-day period referred to in Section 5(a) hereof, written notice to the Company (or an agent designated by the Company for such purpose) of the holder's exercise of the Change of Control Election, accompanied by each certificate evidencing shares of the Series C Preferred Stock with respect to which the Change of Control Election is being exercised, duly endorsed for transfer to the Company. On or prior to the third (3rd) Business Day after the end of such 30-day period or after such earlier date as elections are received from all holders of the Series C Preferred Stock (the "Change of Control Payment Date") after receipt of each such written notice, the Company shall redeem all shares of Series C Preferred Stock properly surrendered to the Company (or an agent designated by the Company for such purpose) during the 30-day period referred to in Section 5(a) hereof for redemption in connection with the exercise of the Change of Control Election and shall cause payment to be made on such day in cash for such shares of Series C Preferred Stock. If in connection with any Change of Control Election, the Company does not have sufficient capital and surplus legally available to redeem all of the outstanding shares of Series C Preferred Stock with respect to which a Change of Control Election has been made, the Company shall take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, including, without limitation, sales of assets of the Company to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, and the Company shall redeem as many shares of Series C Preferred Stock with respect to which the Change of Control Election has been made as it has capital and surplus legally available therefor, ratably from the holders thereof in proportion to the total number of shares tendered, and shall thereafter from time to time, as soon as it shall have capital and surplus legally available therefor, redeem as many shares of Series C Preferred Stock as it has capital and surplus available therefor until it has redeemed all of the outstanding shares of Series C Preferred Stock with respect to which the Change of Control Election has been made.

                  (d) In the event that an Asset Disposition shall occur at any time while any shares of Series C Preferred Stock are outstanding, the Company shall, to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, redeem for cash the outstanding shares of each holder of Series C Preferred Stock, pro rata according to the number of the then outstanding shares of Series C Preferred Stock held by each holder thereof, to the extent of the remaining Net Available Cash after application of clauses (A) and (B) below and as permitted by applicable law, at a redemption price equal to the Liquidation Preference thereof plus the amount of any declared or accrued but unpaid Dividends thereon as of the Asset

Disposition Payment Date (as defined below) (the "Asset Disposition Redemption Price") on the terms and subject to the conditions set forth in this Section 5(d).

         The Company will not, and will not permit any of the Company's Subsidiaries to, directly or indirectly, consummate any Specified Asset Disposition unless the following conditions are satisfied:

                  (i) such Specified Asset Disposition is permitted by the Working Capital Facility Documents;

                  (ii) the Company or such Subsidiary receives consideration at the time of such Specified Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Company's Board of Directors; provided, however, that such condition shall not be applicable if the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock consent to the waiver of the provisions of this clause (ii), and

                  (iii) an amount equal to 100% of the Net Available Cash from such Specified Asset Disposition is applied by the Company (or such Subsidiary, as the case may be) as provided in subparagraphs (A) and (B) below; provided, however, that such condition shall not be applicable if the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock consent to the waiver of the provisions of this clause (iii):

         (A) first, to prepay, repay, redeem or purchase indebtedness under the Working Capital Facility Documents required by the Working Capital Facility Documents to be prepaid, repaid or purchased; and

         (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to redeem the Series C Preferred Stock for cash pursuant to and subject to the conditions contained in this Section 5;

                  provided, however, that (1) in connection with any prepayment, repayment or purchase of indebtedness pursuant to clause (A), the Company or any such Subsidiary will permanently retire such indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased, to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, and (2) any application of the Net Available Cash from such Asset Disposition shall be subject to the terms and conditions of the Working Capital Facility Documents.

         The Company will not, and will not permit any of the Company's Subsidiaries to, directly or indirectly, consummate any Asset Disposition other than a Specified Asset Disposition unless the following conditions are satisfied:

                  (i) the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Company's Board of Directors; provided, however, that such condition shall not be applicable if the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock consent to the waiver of the provisions of this clause (i), and

                  (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Subsidiary, as the case may be) as provided in subparagraphs (A) and (B) below; provided, however, that such condition shall not be applicable if the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock consent to the waiver of the provisions of this clause (ii):

         (A) first, to prepay, repay, redeem or purchase indebtedness under the Working Capital Facility Documents required by the Working Capital Facility Documents to be prepaid, repaid or purchased; and

         (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to redeem the Series C Preferred Stock for cash pursuant to and subject to the conditions contained in this Section 5.

                  provided, however, that (1) in connection with any prepayment, repayment or purchase of indebtedness pursuant to clause (A), the Company or any such Subsidiary will permanently retire such indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased, to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, and (2) any application of the Net Available Cash from such Asset Disposition shall be subject to the terms and conditions of the Working Capital Facility Documents.

                  (e) On or before the third (3rd) Business Day after an Asset Disposition, the Company shall mail to all holders of record of the Series C Preferred Stock at their respective addresses as the same shall appear on the books of the Company as of such date, a notice (the "Asset Disposition Notice"), which shall be irrevocable, disclosing (i) the Asset Disposition, (ii) the Asset Disposition Redemption Price, (iii) the identification of the shares to be redeemed, (iv) the date when holders of the Series C Preferred Stock may first surrender their shares to the Company for redemption, which date shall not be more than ten (10) Business Days after the mailing of the Asset Disposition Notice (the "Asset Disposition Payment Date"), (v) the place or places of payment in New York, New York and (vi) that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series C Preferred Stock to be redeemed; provided, that the Company will not be required to mail such notice if and to the extent that there is no balance of Net Available Cash for application in accordance with clause (iii)(B) of Section 5(d) above. On or after the Asset Disposition Payment Date, to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, the Company shall, to the extent of the balance of Net Available Cash pursuant to clause (iii)(B) of Section 5(d) above, redeem all shares of Series C Preferred Stock properly surrendered to the Company (or an agent designated by the Company for such purpose) for redemption in connection with the Asset Disposition Notice and shall cause payment to be made on such day in cash for such shares of Series C Preferred Stock. If, in connection with any Asset Disposition Notice, there is Net Available Cash but the Company does not have sufficient capital and surplus legally available to redeem the shares of Series C Preferred Stock set forth in the Asset Disposition Notice, the Company shall, to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, including, without limitation, sales of assets of the Company to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, and the Company shall redeem as many shares of Series C Preferred Stock set forth in the Asset Disposition Notice as it has capital and surplus legally available therefor, ratably from the holders thereof in proportion to the total number of shares to be redeemed, and shall thereafter from time to time, to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, as soon as it shall have capital and surplus legally available therefor, redeem as many shares of Series C Preferred Stock as it has capital and surplus available therefor until it has redeemed all of the shares of Series C Preferred Stock set forth in the Asset Disposition Notice.

                  (f) In the event that an Equity Sale shall occur at any time while any shares of Series C Preferred Stock are outstanding, the Company shall, to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, redeem for cash the outstanding shares of each holder of Series C Preferred Stock, pro rata according to the number of the then outstanding shares of Series C Preferred Stock held by each holder thereof, to the extent of the remaining Available Cash from such Equity Sale after application of clause (iii)(A) below and as permitted by applicable law, at a redemption price equal to the Liquidation

Preference thereof plus the amount of declared or accrued and unpaid Dividends thereon as of the Equity Sale Payment Date (as defined below) (the "Equity Sale Redemption Price") on the terms and subject to the conditions set forth in this
Section 5(f). The Company will not, and will not permit any of the Company's Subsidiaries to, directly or indirectly, consummate any Equity Sale unless the following conditions are satisfied:

                  (i) such Equity Sale is permitted by the Working Capital Facility Documents;

                  (ii) the Company or such Subsidiary receives consideration at the time of such Equity Sale at least equal to the fair market value (including as to the value of all non-cash consideration) of such equtiy, as determined in good faith by the Company's Board of Directors; provided, however, that such condition shall not be applicable if the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock consent to the waiver of the provisions of this clause (ii), and

                  (iii) an amount equal to 100% of the Available Cash from such Equity Sale is applied by the Company (or such Subsidiary, as the case may be) as provided in subparagraphs (A) and (B) below; provided, however, that such condition shall not be applicable if the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock consent to the waiver of the provisions of this clause (iii);

         (A) first, to prepay, repay, redeem or purchase indebtedness under the Working Capital Facility Documents required by the Working Capital Facility Documents to be prepaid, repaid or purchased;

         (B) second, to the extent of the balance of such Available Cash after application in accordance with clause (A), to redeem the Series C Preferred Stock for cash pursuant to and subject to the conditions contained in this Certificate of Designations;

                  provided, however, that (1) in connection with any prepayment, repayment or purchase of indebtedness pursuant to clause
                  (iii)(A) above, the Company or any such Subsidiary will permanently retire such indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased, to the extent permitted by and in accordance with the terms and conditions of the Working Capital Facility Documents, and (2) any application of the Available Cash from such Equity Sale shall be subject to the terms and conditions of the Working Capital Facility Documents.

                  (g) On or before the third (3rd) Business Day after an Equity Sale, the Company shall mail to all holders of record of the Series C Preferred Stock at their respective addresses as the same shall appear on the books of the Company as of such date, a notice (the "Equity Sale Notice"), which shall be irrevocable, disclosing (i) the Equity Sale, (ii) the Equity Sale Redemption Price, (iii) the identification of the shares to be redeemed, (iv) the date when holders of the Series C Preferred Stock may first surrender their shares to the Company for redemption, which date shall not be more than ten (10) Business Days after the mailing of the Equity Sale Notice (the "Equity Sale Payment Date"),
(v) the place or places of payment in New York, New York and (vi) that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series C Preferred Stock to be redeemed; provided, that the Company will not be required to mail such notice if and to the extent that there is no balance of Available Cash for application in accordance with clause
(iii)(B) of Section 5(f) above. On or after the Equity Sale Payment Date, to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, the Company shall, to the extent of the balance of Available Cash pursuant to clause (iii)(B) of Section 5(f) above, redeem all shares of Series C Preferred Stock properly surrendered to the Company (or an agent designated by the Company for such purpose) for redemption in connection with the Equity Sale Notice and shall cause payment to be made on such day in cash for such shares of Series C Preferred Stock. If, in connection with any Equity Sale Notice, there is Available Cash but the Company does not have sufficient capital and surplus legally available to redeem all of the outstanding shares of Series C Preferred Stock set forth in the Equity Sale Notice, the Company shall, to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, including, without limitation, sales of assets of the Company to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, and the Company shall redeem as many shares of Series C Preferred Stock set forth in the Equity Sale Notice as it has capital and surplus legally available therefor, ratably from the holders thereof in proportion to the total number of shares to be redeemed, and shall thereafter from time to time, to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, as soon as it shall have capital and surplus legally available therefor, redeem as many shares of Series C Preferred Stock as it has capital and surplus available therefor until it has redeemed all of the shares of Series C Preferred Stock set forth in the Equity Sale Notice.

                  (h) In the event that the Company does not have sufficient funds to take any of the actions required by this Section 5, then the Company shall, to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, purchase, redeem or otherwise acquire the shares of Series C Preferred Stock from the holders thereof who make an election pursuant to this Section 5 pro rata according to the number of then outstanding shares of Series C Preferred Stock held by each holder thereof.

         Section 6. Status of Redeemed Shares. Any shares of Series C Preferred Stock which shall at any time have been redeemed pursuant to Sections 4 or 5 hereof shall, after such redemption, be retired and, upon the taking of any action required by applicable law, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, and shall not be reissued as Series C Preferred Stock.

         Section 7.        Voting Rights.

                  (a) The Series C Preferred Stock shall have the voting rights set forth in this Section 7.

                  (b) On or before the third (3rd) day after the occurrence of a Voting Trigger (as defined in Section 9 hereof), the Company shall mail to all holders of record of the Series C Preferred Stock at their respective addresses as the same shall appear on the books of the Company as of such date (the "Voting Trigger Notice Date"), a notice disclosing (i) the Voting Trigger, and (ii) that such holders have the exclusive right, voting separately as a class and by taking such actions as are set forth in this Section 7(b), to elect such number of additional directors of the Company as are equal to the number of directors on the Board of Directors as of the Voting Trigger Notice Date (the "Preferred Stock Directors"), the remaining directors to be elected by the other class or classes of stock (including the Series C Preferred Stock) entitled to vote therefor, at a meeting of stockholders held for the purpose of electing directors (the "Director Right"); provided, that if the holders of record of a majority of the outstanding shares of the Series C Preferred Stock do not, within fifteen (15) days of the date on which notice of the Voting Trigger is received by such holders notify the Company of their intent to cause the Director Right to be vested, the Director Right shall not vest solely with respect to the Voting Trigger of which notice was given; provided, further, that in the event that such a notice is not received by the Company, if the event giving rise to the relevant Voting Trigger is not cured or is still in effect, as the case may be, on each subsequent six (6) month anniversary of the occurrence of the Voting Trigger, the Company shall give notice to such effect by mail to all holders of record of the Series C Preferred Stock, and the holders of a majority of the outstanding shares of the Series C Preferred Stock shall have an option, exercisable within fifteen (15) dates of receipt of such notice, to cause the Director Right to be vested.

         In the event that the Director Right is vested in accordance with the preceding paragraph, such Director Right may be exercised initially either at a special meeting of the holders of the Series C Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, upon the written request of holders of record of 25% of the shares of Series C Preferred Stock then outstanding addressed to the Secretary of the Company at least 10 days prior to the meeting, and thereafter at such annual meetings or by the written consent of the holders of the Series C Preferred Stock pursuant to Section 228 of the Delaware General Corporation Law.

         If such Director Right shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of holders of record of 25% of the shares of the Series C Preferred Stock then outstanding addressed to the Secretary of the Company, call a special meeting of holders of the Series C Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company or, if none, at a place in the City of New York, New York designated by the Secretary of the Company. If such meeting shall not be called by the proper officers of the Company within 30 days after the personal service of such written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States, by registered mail, then the holders of record of 25% of the shares of the Series C Preferred Stock then outstanding may designate in writing a holder of the Series C Preferred Stock to call such meeting at the expense of the Company.

         At any meeting held for the purpose of electing directors at which the holders of the Series C Preferred Stock shall have the right to elect a director, the presence in person or by proxy of the holders of a majority of the then outstanding shares of the Series C Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of a director by such class. In any such election, the holders of Series C Preferred Stock shall be entitled to cast one vote per share of Series C Preferred Stock held of record on the record date for the determination of the holders of Series C Preferred Stock entitled to vote in such election. If the directors are to be elected at an annual meeting, the Preferred Stock Directors shall be elected at the same time as other members of the Board of Directors. A Preferred Stock Director may only be removed without cause by the vote of the holders of a majority of the Series C Preferred Stock, at a vote of the then outstanding shares of Series C Preferred Stock, voting as a single class, at a meeting called for such purpose (or by unanimous written consent in lieu of such a meeting) in accordance with the voting procedures set forth in Section 7(b).

         The term of office of each Preferred Stock Director shall terminate upon the election of his or her successor at any meeting of stockholders for the purpose of electing directors (it being understood that such successor shall be elected by the holders of the Series C Preferred Stock).

         Any action permitted to be taken by the holders of the Series C Preferred Stock pursuant to this Section 7(b) may be taken without a meeting by the written consent of the holders of Series C Preferred Stock having not less than the minimum number of votes necessary to authorize or take such action.

         If, for any reason, a Preferred Stock Director shall resign or otherwise be removed from the Board of Directors, then his or her replacement shall be a person elected by the holders of the Series C Preferred Stock, in accordance with the voting procedures set forth in Section 7(b).

         From the Voting Trigger Notice Date with respect to any Voting Trigger until the earlier to occur of (a) the failure of the Director Right to vest with respect to the Voting Trigger on account of the holders of record of a majority of the outstanding shares of the Series C Preferred Stock not, within fifteen
(15) days of the date on which notice of the Voting Trigger is received by such holders, notifying the Company of their intent to cause the Director Right to be vested, or (b) the election of the Preferred Stock Directors with respect to the Voting Trigger, the Board of Directors shall not increase the number of directors comprising the Board of Directors, or fill any vacancies on the Board of Directors, such that the number of directors on the Board of Directors would exceed the number of Preferred Stock Directors to be so elected or so elected with respect to the Voting Trigger. After the election of the Preferred Stock Directors, the Board of Directors shall not increase the number of directors comprising the Board of Directors, or fill any vacancies on the Board of Directors, created other than by a vacancy of a Preferred Stock Director, such that the number of directors on the Board of Directors would exceed the number of Preferred Stock Directors on the Board of Directors unless a majority of the Preferred Stock Directors agree to such actions.

                  (c) So long as any shares of Series C Preferred Stock remain outstanding, the Company shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, (i) amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Certificate of Incorporation or By-laws of the Company or any provisions thereof (including the adoption of a new provision thereof), (ii) create, authorize or issue any class, series or shares of Preferred Stock or any other class of capital stock (A) ranking either as to payment of dividends or distribution of assets upon Liquidation prior to or on a parity with the Series C Preferred Stock and (B) if such securities may be redeemed, in any circumstance, on or prior to the Final Redemption Date, (iii) (A) pay, declare, make or set aside for payment any dividends or other distribution on the Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Series C Preferred Stock as to dividends or as to distributions upon Liquidation other than in shares of, or warrants or rights to acquire, solely Junior Stock and (B) redeem, retire, purchase or otherwise acquire for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) any shares of capital stock of the Company ranking junior to or on a parity with the Series C Preferred Stock as to dividends or as to distributions upon Liquidation by the Company or any Subsidiary (except by conversion into or exchange for solely shares of Junior Stock) or (iv) create, incur, assume or suffer to exist, or cause or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any indebtedness for borrowed money other than any such indebtedness permitted by the Working Capital Facility Documents (without giving effect to any waivers by the lenders under the Working Capital Facility Documents other than for such indebtedness incurred in the ordinary course of business not to exceed $500,000 in the aggregate). The vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting separately as one class, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Certificate of Designations setting forth a copy of this Resolution, in addition to any other vote of stockholders required by law.

                  (d) The holders of the Series C Preferred Stock shall be entitled to vote at or participate in any meeting of stockholders of the Company, and to participate in any action proposed to be taken by written consent, in each case together with the holders of the Common Stock voting or consenting as a single class, and to receive notice of any such meeting or any such proposed action in the same manner as notice is provided to holders of the Common Stock. In any vote, whether voting or consenting with the Common Stock as a single class, voting or consenting with the Series C Preferred Stock as a single class or otherwise (other than as set forth in Section 7(b)), each share of Series C Preferred Stock shall be entitled to one hundred (100) votes per share plus such number of votes equal to the dollar value (rounded down to the nearest dollar) as of the date of such consent or vote of any accrued and unpaid Cumulative Dividends which had accrued and were unpaid as of the most recent Dividend Payment Date. In addition, each share of Series C Preferred Stock will entitle the holder thereof to vote in accordance with applicable law.

         Section 8.        Observer Rights.

                  (a) For so long as Chelsey continues to own at least twenty-five percent (25%) of the shares of Series C Preferred Stock then outstanding (but not during any time when Chelsey has the ability to designate a majority of the directors on the Board of Directors), the Company shall invite a representative of Chelsey (the "Representative"), which Representative shall be selected from time to time by Chelsey and reasonably acceptable to the Company, to attend and participate in, in person or by conference call, all meetings of the Board of Directors and any committee thereof (provided that the Company shall be entitled to exclude the Representative from a meeting of any committee of independent directors for the purpose of considering transactions involving Chelsey or its affiliates (other than the Company and its

Subsidiaries) and from any meeting of the Board or a committee if the Board or such committee determines that, in light of the business to be transacted, the presence of the Representative would not be appropriate ) in a non-voting observer capacity and, in this respect, shall give such Representative (at the same time and in the same manner as given to members of the Board of Directors or the relevant committee) copies of all notices, minutes, consents and other Board of Directors' or committee members' materials (with the exception of materials provided to members of any committee of independent directors with respect to any meeting for the purpose of considering transactions involving Chelsey or its affiliates (other than the Company and its Subsidiaries) and with the exception of materials which the Board or a committee thereof determines, in light of the content of such materials, is not appropriate to provide the Representative) that it provides to its directors or committee members (as appropriate); provided, however, that in no event shall the failure to provide the notice described above or to provide the Representative with the minutes, consents and other materials described above invalidate in any way any action taken at a meeting of the Board of Directors or any meeting of any committee thereof.

                  (b) Chelsey and the Company agree that knowledge of any matter or information discussed or presented for discussion at any of the Company's Board of Director's meetings, including any committees thereof, or any portion thereof at which the Representative is not present in person or by conference telephone will not be imputed to Chelsey or its Representative to the extent that such matter or information is not expressly set forth in notices, minutes, consents and other written materials actually received by the Representative. Furthermore, Chelsey and the Company agree that the Representative will be given sufficient time by the Chairperson of the Board of Directors or the relevant committee thereof to withdraw at the Representative's election from observation of or participation in any of the Company's Board of Directors' meetings, including any committees thereof, prior to the commencement of any discussion of material non-public information.

                  (c) In connection with attendance at any meeting of the Company's Board of Directors, including any committees thereof, the Company shall reimburse Chelsey for any reasonable out-of-pocket expenses incurred by the Representative.

                  (d) The Company represents and warrants that it has secured all approvals and consents required to grant the contractual rights contained in this Section 8 to Chelsey and the Representative.

                  (e) Chelsey agrees that it will execute and deliver to the Company, and cause each Representative to execute and deliver to the Company and Chelsey, an agreement, in form and substance reasonably satisfactory to the Company, pursuant to which Chelsey or the Representative, as the case may be, agrees to hold confidential all information which Chelsey or the Representative, as the case may be, learns as a result of the attendance by the Representative at the Board of Director and committee meetings in person or by conference telephone.

                  [In addition to and not in limitation of any foregoing reference to the Working Capital Facility Documents, the terms and conditions of the Series C Preferred Stock are subject to the terms and conditions of the Working Capital Facility Documents.]

         Section 9. Certain Definitions.

         The following terms shall have the following respective meanings herein:

         "Applicable Rate" means, with respect to any dividend required to be paid pursuant to Section 2(b) hereof due to the declaration or payment of a dividend on the Common Stock, a fraction (x) the numerator of which is the dividend per share of Common Stock so declared or paid and (y) the denominator of which is the per share Fair Market Value of the Common Stock as of the close of business on the Business Day immediately preceding the record date for such dividend on the Common Stock.

         "Approved Option Plan" means, collectively, (i) the Company's Stock Option Plan, as amended, 1993 Restricted Stock Award Plan, All Employee Equity Investment Plan, 1993 Executive Equity Investment Plan, as amended, 1996 Stock Option Plan, as amended, 1999 Stock Option Plan for Directors and 2000 Management Stock Option Plan, as well as the Short-Term and Long-Term Incentive Plans for Rakesh K. Kaul and options granted pursuant to the Services Agreement between the Company and Meridian Ventures, LLC and Thomas C. Shull and the Employment Agreement between Thomas C. Shull and the Company together providing for the aggregate issuance of not more than [_______] shares of Common Stock thereunder (subject to adjustment as therein provided for certain capital events) and (ii) a stock option plan or plans adopted after November [__], 2003 providing for the grant of options to employees and directors of the Company to purchase not more than [________] shares of Common Stock at an exercise price per share as of the date of the grant not less than the fair market value per share of Common Stock as of the date of the grant.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction, of any of the following (in each case, to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents):

                  (i) any shares of common stock of a Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary),

                  (ii) all or substantially all the assets of any division or line of business of the Company or any Subsidiary, or

                  (iii) any other assets of the Company or any Subsidiary outside of the ordinary course of business of the Company or such Subsidiary.

         Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

                  (i) a transfer of assets between or among the Company and its wholly owned Subsidiaries, or

                  (ii) an issuance of Capital Stock by a wholly owned Subsidiary to the Company or to another wholly owned Subsidiary.

         "Available Cash" from an Equity Sale means cash payments, cash equivalents and Marketable Securities received therefrom after payment of underwriting discounts, placement fees or similar commissions.

         "Business Day" means a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Chelsey" means Chelsey Direct, LLC and its affiliates and its and their respective successors and assigns.

         "Congress" means Congress Financial Corporation, and its affiliates and their respective successors and assigns (including, without limitation, any replacement or take out lender with respect to the Working Capital Facility Documents).

         "Common Stock" means the common stock, par value $0.66-2/3 per share, of the Company or any other Capital Stock of the Company into which such stock is reclassified or reconstituted.

         "Corporate Transaction" shall have the meaning set forth in Section 5(b)(3).

         "Cumulative Dividends" shall have the meaning set forth in Section
2(a).

         "Dividends" shall mean, collectively, Cumulative Dividends, Dividend Increases and Participating Dividends.

         "Dividend Increases" shall have the meaning set forth in Section 2(a).

         "Dividend Rate" means, with respect to a share of Series C Preferred Stock and the dividends accrued thereon, an initial rate of six percent (6%) per annum, commencing January 1, 2006 and increasing by one and one-half percent (1-1/2%) each anniversary thereafter, until the redemption or other acquisition by the Company of such share of Series C Preferred Stock.

         "Equity Sale" means, to the extent permitted by and subject to the terms and conditions of the Working Capital Facility Documents, the issuance or sale by the Company or a Subsidiary of Capital Stock of the Company or a Subsidiary (or any series of related issuances or sales) where the cumulative aggregate gross proceeds to the Company and its Subsidiaries equals or exceeds $1.0 million; provided, that there shall be excluded from the foregoing the sale of Common Stock of the Company upon the exercise of options issued under an Approved Option Plan and the sale of common stock of a Subsidiary which constitutes an Asset Disposition.

         "Fair Market Value" means, per share of Common Stock, the Twenty Day Average of the average closing prices of the Common Stock's sales on all domestic securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ National Market System (including the NASDAQ Small Cap Market) as of 4:00 P.M., New York City time, on such day, or, if on any day the Common Stock is not quoted in the NASDAQ National Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by Pink Sheets LLC, or any similar or successor organization (and in each such case excluding any trades that are not bona fide, arm's length transactions). If at any time the Common Stock is not listed on any domestic securities exchange or quoted in the NASDAQ National Market System or the domestic over-the-counter market, the "Fair Market Value" of the Common Stock shall be the fair market value thereof as determined (I) jointly by the Company and Chelsey if Chelsey then owns a majority in aggregate liquidation preference of the shares of Series C Preferred Stock then outstanding or (ii) if Chelsey and the Company cannot so agree, by an internationally recognized investment banking firm selected by Chelsey and reasonably acceptable to the Company or (iii) if Chelsey does not then own a majority in aggregate liquidation preference of the shares of Series C Preferred Stock then outstanding, by an internationally recognized investment banking firm selected by the Company and reasonably acceptable to the holder of a majority in aggregate Liquidation Preference of the shares of Series C Preferred Stock then outstanding.

         "GAAP" means U.S. generally accepted accounting principles consistently applied.

         "Junior Stock" means capital stock of the Company ranking junior to the Series C Preferred Stock both as to dividends and as to distributions upon liquidation, dissolution or winding up of the Company.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Liquidation Preference" means One Hundred Dollars ($100.00).

         "Marketable Securities" means publicly traded debt or equity securities that are listed for trading on a national securities exchange.

         "Net Available Cash" from an Asset Disposition means cash payments, cash equivalents and Marketable Securities received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when required, but excluding any other consideration received in the form of assumption by the acquiring Person of indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of

                  (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition,

                  (ii) all payments made on any indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,

                  (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries as a result of such Asset Disposition, and

                  (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Subsidiary after such Asset Disposition.

         "Original Issuance Date" means November [__], 2003.

         "Outstanding Company Common Stock" shall have the meaning set forth in
Section 5.

         "Outstanding Company Voting Securities" shall have the meaning set forth in Section 5.

         "Participating Dividends" shall have the meaning set forth in Section 2(b).

         "Person" means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies and other entities and governments and agencies and political subdivisions.

         "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "Recapitalization Agreement" shall have the meaning set forth in
Section 5(b)(2).

         "Specified Asset Dispositions" means the Asset Dispositions contemplated by Section 3 of the Nineteenth Amendment to Loan Agreement.

         "Subsidiary" means any corporation, partnership, limited liability company, trust, association or other entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such person.

         "Twenty Day Average" means, with respect to any prices and in connection with the calculation of Fair Market Value, the average of such prices over the twenty Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined.

         "Voting Trigger" means the first to occur of any of the following:

                  (i) a default by the Company in respect of any of its obligations under the Series C Preferred Stock or the Recapitalization Agreement;

                  (ii) an "Event of Default" as defined under the Working Capital Facility Documents as in effect on the date hereof, irrespective of any requirement of notice or action by the lenders thereunder; and

                  (iii) a failure by the Company to redeem any of the outstanding shares of Series C Preferred Stock required to be redeemed pursuant to Sections 4(a) and 5.

         "Working Capital Facility Documents" means the revolving loan and term loan facilities provided by Congress to the Company and certain of its Subsidiaries and affiliates as set forth in the Loan and Security Agreement, dated November 14, 1995, by and among the Lender, the Company and certain Subsidiaries and affiliates of the Company, as amended, including, without limitation, the Nineteenth Amendment to Loan and Security Agreement, dated as of December 18, 2001 (the "Nineteenth Amendment to Loan Agreement"), together with the other agreements, documents and instruments referred to therein or at any time executed or delivered in connection therewith or related thereto, as the same exist and are in effect, in each case, as of the date hereof; provided, that the aggregate amount of indebtedness outstanding under the Working Capital Facility Documents shall not exceed at any time $15,000,000, with respect to amounts outstanding under any term loan facilities issued pursuant to the Working Capital Facility Documents, and $62,150,000 in the aggregate; provided, that the term Working Capital Facility Documents shall include subsequent amendments, modifications, supplements, restatements and replacements thereto (including, without limitation, with a take out or replacement lender) so long as such amendments, modifications, supplements, restatements or replacements do not include any terms that are less favorable to the holders of the Series C Preferred Stock than the terms related solely (a) to the following provisions of the following Sections of the [Nineteenth Amendment] to Loan Agreement as in effect on the date hereof: (i) the definitions contained in Section 1, (ii) the redemption of the Series C Preferred Stock set forth in Section 2 and the Asset Sales provisions set forth in Section 3, (iii) the provisions related to the application of proceeds set forth in Section 4, and (iv) the adjustments to the lending formulas set forth in Sections 5, 6, 7 and 8 and (b) to any other provision of the Loan Agreement as in effect on the date hereof having a similar effect on redemption of the Series C Preferred Stock. [to be updated to current amendment]

         Section 10. Dividend Received Deduction.

         For federal income tax purposes, the Company shall report distributions on the Series C Preferred Stock as dividends, to the extent of the Company's current and accumulated earnings and profits (as determined for federal income tax purposes).

         Section 11. Withholding Taxes.

         All amounts payable with respect to the Series C Preferred Stock, including without limitation actual or "deemed" dividends thereon or payments upon redemption thereof, will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature, including interest, penalties and additions to tax, imposed or levied by or on behalf of the United States or any political subdivision thereof or any authority or agency thereof or therein having the power to tax payments in respect of the Series C Preferred Stock (all such present or future taxes, duties, levies, and assessments being hereinafter referred to as "Taxes"). If the Company shall be required by law to withhold or deduct any Taxes from or in respect of any actual or "deemed" dividend or any other sum payable in respect of the Series C Preferred Stock (i) the amount required to be withheld and/or the sum payable shall be increased as necessary so that after making all required withholdings and deductions the holders of the then outstanding shares of Series C Preferred Stock receive (or are treated as receiving) an amount equal to the amount they would have received (or been treated as receiving) had no such withholdings or deductions been made, (ii) the Company shall make such withholdings or deductions, (iii) the Company shall pay the full amount withheld and/or deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Company shall furnish each holder of the then outstanding shares of Series C Preferred Stock, at its address referred to in the Recapitalization Agreement, or as otherwise noticed with respect thereto, with the original or a certified copy of a receipt evidencing payment thereof. The holders of the then outstanding shares of Series C Preferred Stock shall supply the Company with such documentation as it reasonably may request including, without limitation, Form W-8BEN. The foregoing shall not apply to any entity not subject to the withholding taxes set forth in this Section.

         Section 12. No Reissuance.

         After the Original Issuance Date, no shares of Series C Preferred Stock shall be issued or reissued as shares of Series C Preferred Stock but shall be restored to the status of authorized but unissued shares of Preferred Stock. All shares of Series C Preferred Stock surrendered for redemption or otherwise acquired by the Company or any Subsidiary shall be retired and shall not be reissued as shares of Series C Preferred Stock.

         Section 13. Severability.

         To the extent that any provision hereof is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Certificate of Designations.

         Section 14. Delivery of Documents.

         The Company will deliver to any stockholder of the Company, upon its request, copies of the Working Capital Facility Documents and any other agreements or documents referred to herein, as well as any amendments to the foregoing.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Thomas C. Shull, its President, this [__]th day of November 2003.

                                          HANOVER DIRECT, INC.

                                          By: _______________________________
                                              Name: Thomas C. Shull
                                              Title: President

                                                                       EXHIBIT B

                              HANOVER DIRECT, INC.
                         TRANSACTIONS COMMITTEE CHARTER

Organization:

         There shall be a committee of the Board of Directors of Hanover Direct, Inc. (the "Company") to be known as the Transactions Committee. Except as set forth herein, the Transactions Committee shall be composed of three directors, one designated by Chelsey Direct, LLC ("Chelsey"), who shall be the Chairman, one designated by Regan Partners, L.P. ("Regan Partners") and a third member jointly designated by Chelsey and Regan Partners (the "Independent Member"). The right of Regan Partners to designate a nominee to the Transactions Committee and to jointly designate a third member shall terminate if Regan Partners, Regan International Fund Limited and Basil P. Regan, collectively, cease to own at least 75% of the outstanding shares of Common Stock of the Company (as adjusted for stock splits, reverse stock splits and the like) owned by such entities on November 10, 2003. The Independent Member of the Transactions Committee (and any successor thereof) shall, at all times, be free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment as a Transactions Committee member. In the event that the Chelsey or Regan Partners designee on the Transactions Committee shall cease to serve as a director of the Company or as a member of the Transactions Committee for any reason, the Board of Directors shall cause the vacancy resulting thereby to be filled by a designee of Chelsey or Regan Partners, as applicable, as promptly as practicable. In the event that the Independent Member of the Transactions Committee selected jointly by Chelsey and Regan Partners shall cease to serve as a director of the Company or as a member of the Transactions Committee for any reason, the Board of Directors shall, as promptly as practicable, cause the vacancy resulting thereby to be filled by a designee selected jointly by Chelsey and Regan Partners who is free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment as a Transactions Committee member. In the event that the right of Regan Partners to designate a member of the Transaction Committee terminates, (a) if the designee of Regan Partners shall not have resigned within two (2) business days of notice that such right has terminated, the designee of Regan Partners shall be removed from the Transactions Committee and the size of the Transactions Committee shall be reduced to 2 members until such time as a successor is designated by the Board of Directors as set forth in clause (b) (when the size of the Transactions Committee shall be restored to 3 members) and (b) thereafter the Independent Member and a successor to the designee of Regan Partners shall each be designated by the Board of Directors (acting without the participation of William Wachtel and Stuart Feldman).

         The Transactions Committee shall be maintained in accordance with this Charter until the earlier to occur of: (i) such time as the Series C Participating Preferred Stock, par value $.01 per share, of the Company (the "Series C Preferred Stock") is redeemed in full, or
(ii) November 18, 2005.

STATEMENT OF POLICY:

         The Transactions Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders by recommending appropriate actions to the Board of Directors, or acting on behalf of the Board of Directors, on any matter involving (1) redemptions, in whole or in part, of the Series C Preferred Stock, and (2) transactions that pursuant to the terms of the Series C Preferred Stock would require the Company to redeem the Series C Preferred Stock, in whole or in part, consistent with applicable laws or agreements (each an "Action").

         A matter shall be submitted to the Transactions Committee only if the Board of Directors, in the reasonable exercise of its business judgment, determines that a transaction is reasonably likely to require the Company to redeem any shares of Series C Preferred Stock. If such matter shall be submitted to the Transactions Committee, the Transactions Committee shall make a recommendation to the Board of Directors regarding the advisability of pursuing any such transaction; provided, however, if the Transactions Committee is unable to reach a unanimous decision, such matter shall be submitted to the Board of Directors as set forth in Procedural Matters, below.

MEETINGS:

         The Transactions Committee shall meet as often as is necessary to fulfill its obligations under this charter. The agenda of each meeting shall be prepared by the Chairperson of the Transactions Committee and, whenever reasonably practicable, circulated to each member prior to the date of the meeting.

RESPONSIBILITIES:

         In carrying out its responsibilities, the Transactions Committee shall establish and maintain flexible policies and procedures, in order to best react to changing conditions and to ensure to the directors and shareholders that the actions recommended to the Board of Directors are in accordance with all applicable requirements and consistent with Delaware law.

         The Transactions Committee shall review all potential conflict of interest issues and shall have the power to retain appropriate advisors including but not limited to, legal, finance, investment banking, accounting, technology, marketing, venture and such other professional advisors as it determines; provided, however, that any independent legal counsel and financial advisor or investment bank retained by the Transactions Committee shall be agreed to unanimously by the members of the Transactions Committee; provided, however, if the Transactions Committee is unable to reach a unanimous decision, such matter shall be submitted to the Board of Directors as set forth in Procedural Matters, below.

         The Transactions Committee shall be authorized to direct payment by the Company of any reasonable fees and expenses incurred for such professional services.

PROCEDURAL MATTERS:

         The three members of the Transactions Committee will constitute a quorum for the purposes of discussing any Action (2 members at any time when the Transactions Committee is reduced to 2 members as set forth under Organization, above). A unanimous vote of the Transactions Committee is required to approve any Action and to recommend such Action to the Board of Directors. A unanimous vote of the Transactions Committee relating to any Action cannot be overturned by the Board of Directors. If the Transactions Committee shall not be able to decide unanimously on any matter relating to any Action before the Transactions Committee, such matter shall referred to the Board of Directors, which shall act in accordance with the terms of the Corporate Governance Agreement.

         The Transactions Committee will meet at such times as shall be determined by its Chairperson, or upon the request of any two of its members or upon the request of the Board of Directors. The Transactions Committee will keep a record of its meetings and report on them to the Board of Directors. The Transactions Committee may meet in person, by conference telephone or by video conference and may take action by written consent.

                                                                       EXHIBIT C

                                 GENERAL RELEASE

     TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT Chelsey Direct, LLC, a Delaware limited liability company with its principal place of business at 712 Fifth Avenue, New York, New York 10019 ("RELEASOR"), and RELEASOR'S parents, affiliates, subsidiaries, predecessor firms, shareholders, officers, directors, members, managers, employees, attorneys, agents, current and former partners, current and former principals, alliances, co-venturers, heirs, estates, executors, personal representatives, administrators, predecessors, successors, assigns and third-parties in consideration of the sum of $10.00 and more, and other good and valuable consideration, receipt of which is hereby acknowledged, release, discharge and acquit forever Hanover Direct, Inc., a Delaware corporation with its principal place of business at 115 River Road, Edgewater, New Jersey 07020 (the "RELEASEE"), RELEASEE's parents, affiliates, subsidiaries, predecessor firms, shareholders, officers, directors, members, managers, employees, attorneys, agents, current and former partners, current and former principals, alliances, co-venturers, heirs, estates, executors, personal representatives, administrators, predecessors, successors, assigns and third-parties from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, claims for attorneys' fees, claims for injunctive relief, judgments, extents, executions, claims and demands whatsoever, whether known or unknown, in law, admiralty or equity, which the RELEASOR and the RELEASOR'S parents, affiliates, subsidiaries, predecessor firms, shareholders, officers, directors, members, managers, employees, attorneys, agents, current and former partners, current and former principals, alliances, co-venturers, heirs, estates, executors, personal representatives, administrators, predecessors, successors, assigns and third-parties ever had, now have or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever against RELEASEE from the beginning of the world to the date of this Release.

     1. Nothing in this Release is intended to, nor shall, waive or release any of the rights or obligations of the parties under a certain
Recapitalization Agreement dated as of November 18, 2003 and executed by the Parties hereto in connection with this Release (the "Recapitalization Agreement") or any of the other agreements entered into in connection with the Recapitalization Agreement.

     2. The signatory to this Release hereby warrants and represents that he is duly authorized to enter into this Release on behalf of the persons and entities on whose behalf he purports to act.

     3. This Release shall in all respects be interpreted, enforced and governed under the laws of the State of New York without regard to New York's conflicts of laws principles.

     4. Whenever text hereof requires, the use of the singular number shall include the appropriate plural number.

     5.  This Release may not be changed orally.

     IN WITNESS WHEREOF, this Release has been executed as of the date set forth below.

                                             CHELSEY DIRECT, LLC

                                             By: _______________________________

                                             Title: ____________________________

                                             Date: November __, 2003

                                 ACKNOWLEDGMENT

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

     On the ____ day of November, 2003, before me personally came ____________, to me known, who by me duly sworn, did depose and say that deponent resides at ___________________, that deponent is a duly authorized representative of Chelsey Direct, LLC, the entity described herein as Releasor and which executed the foregoing Release, and that deponent signed deponent's name thereto by authority of Chelsey Direct, LLC.

                                                   _____________________________
                                                            Notary Public

                                                                       EXHIBIT D

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

---------------------------------------------- X

                                               :
HANOVER DIRECT, INC.,                                   Index No. 03/602269

                           Plaintiff,          :
                                                        Hon. Charles E. Ramos
         -against-                             :        (IAS Part 53)

RICHEMONT FINANCE S.A. AND CHELSEY
DIRECT, LLC.                                   :        STIPULATION OF
                                                        DISCONTINUANCE
                          Defendants.
---------------------------------------------- X

                  IT IS HEREBY STIPULATED AND AGREED by and between plaintiff Hanover Direct, Inc. and defendants Richemont Finance, S.A. and Chelsey Direct, LLC, through their respective undersigned attorneys of record herein, as follows:

         1. THIS ACTION, INCLUDING ALL CLAIMS AND COUNTERCLAIMS ASSERTED HEREIN, IS HEREBY DISCONTINUED, WITH PREJUDICE, AND WITHOUT COSTS (INCLUDING ATTORNEYS' FEES) TO ANY PARTY AS AGAINST ANY OTHER.

         2. THIS STIPULATION MAY BE FILED WITH THE CLERK OF THE COURT BY ANY PARTY WITHOUT FURTHER NOTICE TO any other party.

Dated: New York, New York
       November ___, 2003

ORANS, ELSEN, & LUPERT LLP                   SKADDEN,   ARPS,   SLATE,
                                             MEAGHER & FLOM LLP

By: _______________________________          By: _______________________________
     Leslie A. Lupert                            Robert E. Zimet
     One Rockefeller Plaza                       Four Times Square
     New York, New York 10022                    New York, New York 10036
     (212) 586-2211                              (212) 735-3000

     Attorneys for Plaintiff                     Attorneys for Defendant
     Hanover Direct, Inc.                        Richemont Finance, S.A.

SWIDLER BERLIN SHEREFF FRIEDMAN, LLP             WACHTEL & MAYSR, LLP
405 Lexington Avenue

New York, New York 10174
(212) 973-0777                               By: _______________________________
                                                 John H. Reichmant
                          -and-                  110 East 59th Street
                                                 New York, New York 10022
                                                 (212) 909-9500
                                                 Attorneys for Defendant
                                                 Chelsey Direct, LLC

                                                                       EXHIBIT E

                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of November __, 2003 (this "Agreement"), between CHELSEY DIRECT, LLC, a Delaware limited liability company ("Chelsey"), Stuart Feldman, an individual ("Feldman"), REGAN PARTNERS, L.P., a New Jersey limited partnership ("Regan Partners"), REGAN INTERNATIONAL FUND LIMITED, a corporation organized under the laws of the British Virgin Islands (the "Fund"), and Basil P. Regan, an individual ("Regan").

                                R E C I T A L S:

                  A. On the date hereof, Chelsey and Hanover Direct, Inc., a Delaware corporation (the "Company"), entered into a binding agreement (the "Recapitalization Agreement"), pursuant to which, among other things, the Company shall issue to Chelsey (i) 564,819 shares of Series C Cumulative Participating Preferred Stock, par value $.01 per share, of the Company (the "Series C Preferred Stock"), and (ii) 81,857,833 shares of common stock, par value $.66-2/3 per share, of the Company ("Common Stock"). Upon the closing of the transactions contemplated in the Recapitalization Agreement, the Series C Preferred Stock issued to Chelsey shall consist of all of the issued and outstanding shares of Series C Preferred Stock, and the shares of Common Stock held by Chelsey will represent 50.5% of the issued and outstanding shares of Common Stock. The number and percentage of shares of stock owned by Chelsey upon consummation of the Recapitalization as set forth in this recital are subject to adjustment as set forth in the Recapitalization Agreement.

                  B. As of the date hereof, Chelsey is the record owner of 29,446,888 shares of Common Stock and 1,622,111 shares of Series B Cumulative Participating Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock"), consisting of all of the issued and outstanding shares of Series B Preferred Stock, and representing as of the date hereof 21.3% of the issued and outstanding shares of Common Stock.

                  C. Upon the closing of the transactions contemplated in the Recapitalization Agreement (the "Closing"), Chelsey shall transfer the Series B Preferred Stock to the Company in exchange for the Series C Preferred Stock and Common Stock set forth in recital A.

                  D. Feldman is an affiliate of Chelsey, and as of the date hereof is the record owner of 160,900 shares of Common Stock, representing [.1%] of the issued and outstanding shares of Common Stock.

                  E. Regan is the general partner of Regan Partners, and the principal of Regan Fund Management Ltd., the investment manager of the Fund, and is as of the date hereof the beneficial owner of approximately [38,746,683] shares of Common Stock, representing in the aggregate 28% of the issued and outstanding shares of Common Stock.

                  F. As a condition precedent to the execution and delivery of the Recapitalization Agreement, the parties hereto have agreed to enter into this Agreement in order to provide each other with certain assurances that the parties hereto will vote all of the shares of capital stock or other equity securities of the Company beneficially owned, or owned of record, by them, or over which they have voting control, to effectuate the transactions contemplated by, or otherwise referenced in, the Recapitalization Agreement.

                               A G R E E M E N T:

         In consideration of $10.00 and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

                  1. Voting Agreement. Each of the parties hereto agrees to vote all shares of Common Stock, Series B Preferred Stock, Series C Preferred Stock or any shares of capital stock or other equity securities of the Company held by such party (or its affiliates) at all annual or special meetings, or to take all actions by written consent in lieu of such a meeting, in favor of:

                           (a)      the consummation of the transactions
contemplated by the Recapitalization Agreement, if such vote is required or submitted to the stockholders of the Company for consideration;

                           (b)      the adoption and approval of an amendment to
the Certificate of Incorporation of the Company, which would (i) reduce the par value of the Company's Common Stock from $.66-2/3 per share to $.01 per share;
(ii) effectuate a reverse stock split of the Common Stock in a ratio of 10 to 1; and (iii) increase the number of authorized shares of the Company's blank check preferred stock by ten million (10,000,000) shares;

                           (c)      the Company maintaining a nine (9) member
board of directors; and

                           (d)      the election as members of the board of
directors of the Company (the "Board") of those individuals nominated in the proxy statement for each annual or special meeting of the stockholders of the Company at which directors shall be elected, and which shall be designated by Chelsey and Regan Partners, so that five (5) members of the Board will be designated by Chelsey (four (4) members of the Board during such time as the number of directors on the Board is fixed at eight (8) as set forth in the Recapitalization Agreement) and one (1) member of the Board will be designated by Regan Partners (the "Regan Designee"), at all times for a period of two (2) years following the Closing. It is understood and agreed that for a period of two (2) years after the Closing, so long as the Board consists of a majority of members designated by Chelsey, Chelsey will not seek to nominate or propose for nomination or elect any individuals to serve as a member of the Board if the effect thereof would be to cause individuals affiliated or associated with Chelsey (excluding any individuals appointed to the Board solely by the holders of the Series C Preferred Stock pursuant to the terms thereof) to constitute more than five (5) directors of the Board, except that the foregoing limitation shall not apply and Chelsey may nominate or propose for nomination or elect any individuals to serve as members of the Board upon the redemption in full of the Series C Preferred Stock.

In addition, each party hereto agrees to vote the shares of Common Stock, Series B Preferred Stock, Series C Preferred Stock or any shares of capital stock or other equity securities of the Company over which such party has voting control, upon any matter arising under this Agreement submitted to a vote of stockholders of the Company in a manner so as to implement the terms of this Agreement.

                  2. Right of First Offer. For so long as there is a Regan Designee on the Board, each of Regan Partners, the Fund and Regan (collectively, for purposes of this Section 2, the "Regan Group") hereby covenants and agrees to provide Chelsey with no less than twenty-four (24) hours notice prior to any sale, transfer or other disposition (each a "Transfer") (or the execution of any agreement with respect to a Transfer), of any shares of capital stock of the Company (the "Stock") held by the Regan Group in the aggregate (the "First Offer Notice"). Such notice shall include the terms of such sale, transfer or other disposition, including the proposed purchase price. Chelsey will have a non-assignable right, for a period of 24 hours commencing on the effective date of the First Offer Notice, to purchase such shares of Stock (the "Right of First Offer") prior to the consummation of the Transfer of such Stock to a third party on terms no less favorable to the Regan Group than otherwise available to it from such third party. If Chelsey fails to deliver a binding written agreement to the applicable member of the Regan Group within such 24-hour period obligating Chelsey to purchase such shares and to deliver payment therefore within one business day thereafter (the "Acceptance Agreement"), the Regan Group may thereafter sell the offered shares of Stock at a price no lower and on terms no more favorable to the purchaser than such price and terms contained in the First Offer Notice. If the Regan Group has not sold such shares within thirty
(30) days of Chelsey declining to purchase such shares of Stock (or failing to timely deliver an Acceptance Agreement), any Transfer of Stock by the Regan Group shall again be subject to a Right of First Offer to Chelsey. The Right of First Offer granted hereunder shall apply to all Transfers by any member or members of the Regan Group, other than any fund balancing transactions entered into among members of the Regan Group, or any of their respective affiliates.

                  3. No Voting Trusts. Each of the parties hereto agrees that it will not, nor will it permit any affiliate to, deposit any shares of Common Stock, Series B Preferred Stock, Series C Preferred Stock or any shares of capital stock or other equity securities of the Company held by such party (or its affiliates) in a voting trust or subject any of such shares to any arrangement with respect to the voting of such shares which voting trust or arrangement is inconsistent with the terms of this Agreement.

                  4. Limitation on Sales. Each of the parties hereto agrees not to sell, assign, transfer, donate, give, or otherwise dispose of to any of its affiliates (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) (collectively, a "Transfer") any shares of Common Stock, Series B Preferred Stock, Series C Preferred Stock or any shares of capital stock or other equity securities of the Company held by such party (or its affiliates), unless the proposed transferee, donee or pledgee, as the case may be, agrees in writing to be bound by the terms of this Agreement, and any pledge or other encumbrance of such shares shall at all times include a retention of the voting rights with respect thereto.

                  5. Specific Performance. The parties hereto stipulate that the remedies at law available to the parties in the event of any default or threatened default in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate, and that, to the extent permitted by applicable law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

                  6. Termination. This Agreement shall terminate upon the earlier of (a) a Transfer by Regan Partners, the Fund and/or Regan of shares of Common Stock representing in excess of 25% of the outstanding shares of Common Stock owned in the aggregate by Regan Partners, the Fund and/or Regan as of November 10, 2003 ([9,686,671] shares of Common Stock) (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), or (b) the second anniversary of the Closing, or (c) a written agreement signed by all of the parties hereto.

                  7. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile) and shall be given:

                         In the case of Regan Partners, the Fund and Regan:

                         Regan Partners, L.P.
                         32 East 57th Street, 20th Floor
                         New York, New York  10022
                         Facsimile No.: (212) 317-1648

                         with a copy to:

                         Seward & Kissel LLP
                         One Battery Park Plaza
                         New York, New York  10004
                         Attention:  Gary J. Wolfe, Esq.
                         Facsimile No.: (212) 480-8421

                         In the case of Chelsey and Feldman:

                         Chelsey Direct, LLC
                         712 Fifth Avenue, 45th Floor
                         New York, New York  10019
                         Attention:  Stuart Feldman
                         Facsimile No.: (212) 765-3112
                         with a copy to:

                         Swidler Berlin Shereff Friedman, LLP
                         The Chrysler Building
                         405 Lexington Avenue
                         New York, New York  10174
                         Attention:  Martin Nussbaum, Esq.
                         Facsimile No.: (212) 891-9598

or such other address or facsimile number as such party (or transferee) may hereafter specify for such purpose by notice to the other parties in the manner specified herein. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by mail, at the earliest of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of U.S. mail, addressed and postage paid as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section.

                  8. No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder or seeking any remedy with respect to a breach hereof shall operate as a waiver thereof or of any other right, power or privilege nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective, heirs, executors, administrators, successors and assigns.

                  10. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to principles of conflicts of law (other than Section 5-1401 of the General Obligations Law of the State of New York).

                  11. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7 shall be deemed effective service of process on such party.

                  12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  13. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument provided no party shall be bound unless and until the parties hereto have each signed a counterpart hereof. Facsimile transmissions of any executed original documents and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. At the written request of any party hereto, the other parties hereto shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.

                  14. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the transactions contemplated herein. No provision of this Agreement or any other agreement contemplated hereby is intended to confer on any person or entity other than the parties hereto any rights or remedies.

                  15. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                  16. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable (a "Determination"), the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a Determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                  17. Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the parties hereto.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                          CHELSEY DIRECT, LLC

                                          By: __________________________________
                                              Name:
                                              Title:

                                          ___________________
                                          Stuart Feldman

                                          REGAN PARTNERS, L.P.

                                          By: _________________________________
                                              Name: Basil P. Regan
                                              Title: General Partner

                                          REGAN INTERNATIONAL FUND LIMITED

                                          By: Regan Fund Management Ltd.

                                          By: _________________________________
                                              Name: Basil P. Regan
                                              Title: President

                                          ___________________
                                          Basil P. Regan

                                                                       EXHIBIT F

                              HANOVER DIRECT, INC.

                         CORPORATE GOVERNANCE AGREEMENT

         THIS CORPORATE GOVERNANCE AGREEMENT ("AGREEMENT") is entered into as of the ___ day of November, 2003, by and among HANOVER DIRECT, INC., a Delaware corporation (the "COMPANY"), CHELSEY DIRECT, LLC, a Delaware limited liability company ("CHELSEY"), STUART FELDMAN, an individual ("FELDMAN"), REGAN PARTNERS, L.P., a New Jersey limited partnership ("REGAN PARTNERS"), REGAN INTERNATIONAL FUND LIMITED, a corporation organized under the laws of the British Virgin Islands (the "FUND"), and BASIL P. REGAN, an individual ("REGAN") (Chelsey, Feldman, Regan Partners, the Fund and Regan are sometimes hereinafter referred to individually as a "STOCKHOLDER" and collectively as the "STOCKHOLDERS").

                              W I T N E S S E T H:

         WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is consummating the transactions contemplated by that certain Recapitalization Agreement, dated as of November 18, 2003, by and between the Company and Chelsey (the "RECAPITALIZATION AGREEMENT");

         WHEREAS, after giving effect to the Recapitalization Agreement, the capital stock of the Company (the "STOCK") shall be held by the Stockholders in the amounts and percentages set forth on Exhibit A attached hereto; and

         WHEREAS, the Stockholders and the Company desire to promote their mutual interests by agreeing to certain matters relating to the operations of the Company and the disposition of shares of Stock owned by any member of the Regan Group (as such term is hereinafter defined).

         NOW, THEREFORE, in consideration of the mutual promises herein exchanged, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

                  (a) "Affiliates" shall mean with respect to a Person, any other Person controlling, controlled by or under common control with, such Person, and the term "affiliated with" shall have a meaning correlative with the foregoing.

                  (b) "Board" shall mean the board of directors of the Company.

                  (c) "Closing" shall mean the consummation of the transactions contemplated by the Recapitalization Agreement.

                  (d) "Common Stock" shall mean the shares of common stock, par value $.66-2/3 per share, of the Company, and/or any other security issued in exchange or substitution therefore, and any security issued as a dividend or distribution with respect thereto.

                  (e) "Person" or "person" shall mean an individual, partnership, limited liability company, joint venture, corporation, trust, association, unincorporated organization or other entity and any government or governmental body.

                  (f) "Regan Group" shall mean Regan Partners, the Fund, and Regan, and each of their respective Affiliates.

                  (g) "Series C Preferred Stock" shall mean the shares of Series C Cumulative Participating Preferred Stock, par value $.01 per share, of the Company.

                                   ARTICLE II
                              CORPORATE GOVERNANCE

         2.1 Management. The management of the Company shall be conducted in accordance with the provisions of this Agreement, which are intended to be reflected, to the extent required by applicable law, in the Amended Certificate of Incorporation (the "Certificate of Incorporation") and the By-laws (the "By-laws") of the Company.

         2.2 Board of Directors. From and after the date hereof and continuing for a period of two (2) years after the Closing, each of the Stockholders agrees to take all action necessary, including, but not limited to, the nomination and recommendation as part of the management or nominating committee slate for election of directors, the voting of all of the Stock over which such Stockholder has voting control, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board, the waiving of notice and the attending of meetings, so as to effect the following:

                  (a) prior to the expiration of the tenth (10th) day following the filing and transmission by the Company of a statement regarding a change in majority of directors pursuant to Rule 14f-1 (the "14F Statement") by the Company with the Securities and Exchange Commission and the transmission to all equity holders of the Company as required by Rule 14f-1 of the Securities Exchange of 1934, as amended, as set forth in the Recapitalization Agreement, the Board shall consist of the following eight (8) members: Martin Edelman, Wayne Garten, Stuart Feldman, William Wachtel, Basil P. Regan, Thomas Shull, David Brown and Robert Masson.

                  (b) after the tenth (10th) day following the filing and transmission of the 14F Statement as set forth in Section 2.2(a), the Board shall consist of nine (9) members (subject to increase pursuant to the terms of the Series C Preferred Stock), designated as follows:

                           (i)      Chelsey shall designate five (5) members of
the Board (each a "CHELSEY DESIGNEE"). On the date hereof, Chelsey has designated Martin Edelman, Wayne Garten, Stuart Feldman, William Wachtel and Donald Hecht as the initial Chelsey Designees. It is understood and agreed that for a period of two (2) years after the Closing, so long as the Board consists of a majority of members designated by Chelsey, Chelsey will not seek to nominate or propose for nomination or elect any individuals to serve as a member of the Board if the effect thereof would be to cause individuals affiliated or associated with Chelsey (excluding any individuals appointed to the Board solely by the holders of the Series C Preferred Stock pursuant to the terms thereof) to constitute more than five (5) directors of the Board, except that the foregoing limitation shall not apply and Chelsey may nominate or propose for nomination or elect any individuals to serve as members of the Board upon the redemption in full of the Series C Preferred Stock.

                           (ii)     for so long as the Regan Group collectively
owns at least 75% of the outstanding shares of Common Stock owned in the aggregate by such parties ([29,060,012] shares of Common Stock) (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), as of November 10, 2003 (the "OWNERSHIP REQUIREMENT"), Regan Partners shall designate one (1) member of the Board (the "REGAN DESIGNEE"). On the date hereof, Regan Partners has designated Basil P. Regan as the initial Regan Designee. In the event that the Regan Group collectively fails to meet the Ownership Requirement, then if the Regan Designee shall not have resigned within two (2) business days of notice to such effect, the Regan Designee shall be removed from the Board of Directors and the number of directors comprising the Board of Directors shall be set at eight (8).

                           (iii)    the Board shall designate the Chief
Executive Officer of the Company to serve as a member of the Board. On the date hereof, Thomas Shull, the current Chief Executive Officer of the Company, is hereby designated to serve as a director of the Company.

                           (iv)     the Board (acting without the participation
of Messrs. Wachtel and Feldman) shall designate two (2) members of the Board (the "BOARD DESIGNEES"). On the date hereof, the Board has designated David Brown and Robert Masson as the initial Board Designees.

         2.3 Removal. Any director (and/or committee member) designated hereunder shall only be removed from the Board at the written request of the Person (or their successors in interest) that designated such director (and/or committee member) in accordance with Sections 2.2 and 2.4, as the case may be, or if any such director is required to be removed in the exercise of the fiduciary duty of the Board and, in either such event, or in the event any Person for any reason ceases to serve as a member of the Board (and/or any committee) during such director's term of office, the resulting vacancy shall be filled as promptly as practicable by an individual designated by the Person (or their successors in interest) that designated such vacating director (and/or committee member), subject to the approval of the Board, not to be unreasonably withheld or delayed.

         2.4 Designation of Transactions Committee. Concurrent with the execution of the Recapitalization Agreement, the Board approved a new charter for the Transactions Committee.

The Board shall maintain the Transactions Committee at least until the earlier to occur of: (a) the redemption in full of the Series C Preferred Stock, or (b) two (2) years after the Closing. The Transactions Committee shall consist of three (3) members, one (1) of whom shall be designated by Chelsey; one (1) of whom shall be designated by Regan Partners, and one (1) of whom shall be designated jointly by Chelsey and Regan Partners. On the date hereof, Martin Edelman (Chelsey designee), Basil P. Regan (Regan designee) and David Brown (designated jointly) shall serve as the initial members of the Transactions Committee. In the event any Person designated in accordance with this Section
2.4 to serve as a member of the Transactions Committee for any reason ceases to serve as a member of the Board or a member of the Transactions Committee, the resulting vacancy on the Transactions Committee shall be filled as promptly as practicable by an individual designated by the Person(s) (or their successors in interest) which designated such vacating member of the Transactions Committee. The unanimous consent of all members of the Transactions Committee is required for any and all actions to be taken thereby, which consent may not under any circumstances be overturned by the Board. In the event that the members of the Transactions Committee are unable to unanimously agree on any matter presented to them for consideration during the first five (5) months following the execution of the Recapitalization Agreement, such matter shall be determined by the affirmative vote of no less than six (6) members of the Board for so long as the Board consists of nine (9) members, and thereafter such matter shall be determined by the affirmative vote of a majority of the Board. The right of Regan Partners to designate a member of the Transactions Committee shall terminate if the Regan Group collectively fails to meet the Ownership Requirement. In the event that the right of Regan Partners to designate a member of the Transaction Committee terminates, (a) if the designee of Regan Partners shall not have resigned within two (2) business days of notice that such right has terminated, the designee of Regan Partners shall be removed from the Transactions Committee and the size of the Transactions Committee shall be reduced to two (2) members until such time as a successor is designated by the Board as set forth in clause (b) (when the size of the Transactions Committee shall be restored to three (3) members) and (b) thereafter the member formerly designated jointly by Chelsey and Regan Partners and a successor to the designee of Regan Partners shall each be designated by the Board (acting without the participation of William Wachtel and Stuart Feldman).

         2.5 Constitution of Other Committees. For so long as each of the following continues to serve as a member of the Board, he shall serve as a member of the Committee(s) of the Board, as follows: the members of the Executive Committee shall be Stuart Feldman (Chairman), Martin Edelman and Basil
P. Regan; the members of the Audit Committee shall be Robert Masson (Chairman), Wayne Garten, David Brown and Donald Hecht; the members of the Compensation Committee shall be David Brown (Chairman), Wayne Garten and Stuart Feldman; the members of the Nominating Committee shall be William Wachtel (Chairman), Wayne Garten and Thomas Shull; and the members of the Transactions Committee shall be as set forth in Section 2.4 above, with Martin Edelman serving as the Chairman of such committee.

         2.6 Expense Reimbursement. The out-of-pocket expenses actually incurred by the Persons serving as directors of the Company that are not employees of the Company in connection with attending any meetings of the Board or any committee thereof (including the Transactions Committee) shall be paid by the Company.

         2.7 Officers. (a) The Chief Executive Officer of the Company shall be Thomas Shull until his successor shall have been duly elected and shall have qualified in accordance with Section 2.7(b).

                  (b) The Board may appoint such additional officers as it may from time to time determine. Officers shall serve at the pleasure of the Board and the Board may remove any officer with or without cause at any time, and from time to time, subject to the provisions of the employment agreement (if any) of such officer, and any vacancy shall be filled by the Board, except that prior to the expiration of one-hundred fifty (150) days after November 18, 2003, the Board shall not terminate the employment of the Chief Executive Officer of the Company, unless such termination is approved by the affirmative vote of at least six (6) members of the Board.

                                   ARTICLE III
                                  MISCELLANEOUS

         3.1 Termination. This Agreement shall terminate upon the dissolution of the Company or upon the unanimous agreement in writing of all the Stockholders. Notwithstanding the death of any Stockholder or the disposition by a Stockholder of all shares of Stock owned by such Stockholder, this Agreement shall nonetheless continue and remain in full force and effect in accordance with its terms and conditions between and among the remaining Stockholders, the heirs of the deceased Stockholder and the Company. A person shall cease to be a "Stockholder" hereunder at such time as the Stockholder disposes of all his Stock.

         3.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to the appropriate parties at the addresses set forth on Exhibit A attached hereto or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other parties in the manner specified herein. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified on Exhibit A and a facsimile confirmation is received or (ii) if given by mail, at the earliest of its receipt or five (5) days after the same has been deposited in a regularly maintained receptacle for the deposit of U.S. mail, addressed and postage paid as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section.

         3.3 Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties, or their personal representatives, successors and assigns may require.

         3.4 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

         3.5 No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder or seeking any remedy with respect to a breach hereof shall operate as a waiver thereof or of any other right, power or privilege nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         3.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         3.7 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to principles of conflicts of law (other than Section 5-1401 of the General Obligations Law of the State of New York).

         3.8 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.2 shall be deemed effective service of process on such party.

         3.9 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         3.10 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument provided no party shall be bound unless and until the Stockholders and the Company have each signed a counterpart hereof. Facsimile transmissions of any executed original documents and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. At the written request of any party hereto, the other parties hereto shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.

         3.11 Entire Agreement. This Agreement and the Recapitalization Agreement and the agreements contemplated thereby constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the transactions contemplated herein. No provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

         3.12 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         3.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable (a "Determination"), the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a Determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         3.14 Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Stockholders.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    COMPANY:

                                    HANOVER DIRECT, INC.

                                    By: ____________________________________
                                        Name:
                                        Title:

                                    STOCKHOLDERS:

                                    CHELSEY DIRECT, LLC

                                    By: ____________________________________
                                        Name:
                                        Title:
                                    ________________________________________
                                    Stuart Feldman

                                    REGAN PARTNERS, L.P.

                                    By: ____________________________________
                                        Name:
                                        Title:

                                    REGAN INTERNATIONAL FUND LIMITED

                                    By: Regan Fund Management Ltd.

                                    By: ______________________________
                                        Basil P. Regan
                                        President

                                    __________________________________
                                    Basil P. Regan

                                   EXHIBIT A

                                                 Number of      Percentage
Stockholders    Address     Class of Stock      Shares Owned     of Class
------------    -------     --------------      ------------     --------

                                                                       EXHIBIT G

================================================================================

                          REGISTRATION RIGHTS AGREEMENT

                                 BY AND BETWEEN

                              HANOVER DIRECT, INC.,

                               CHELSEY DIRECT, LLC

                                       AND

                                 STUART FELDMAN

                       ----------------------------------

                          DATED AS OF NOVEMBER __, 2003

                       ----------------------------------

================================================================================

                                TABLE OF CONTENTS

                                                       Page
                                                       ----

1.       Certain Definitions                            2
2.       Demand Registrations.                          3
   (a)   Right to Request Registration                  3
   (b)   Number of Demand Registrations                 3
   (c)   Priority on Demand Registrations               4
   (d)   Restrictions on Demand Registrations           4
   (e)   Selection of Underwriters                      5
   (f)   Registration Statement Form                    5
   (g)   Other Registration Rights                      5
3.       Piggyback Registrations                        5
   (a)   Right to Piggyback                             5
   (b)   Priority on Primary Registrations              6
   (c)   Priority on Secondary Registrations            6
   (d)   Selection of Underwriters                      6
   (e)   Other Registrations                            6
4.       Holdback Agreements                            6
5.       Registration Procedures                        7
6.       Registration Expenses.                        11
7.       Indemnification                               11
8.       Rule 144                                      14
9.       Miscellaneous                                 14
   (a)   Notices                                       14
   (b)   No Waivers                                    16
   (c)   Successors and Assigns                        16
   (d)   Governing Law                                 16
   (e)   Jurisdiction                                  16
   (f)   Waiver of Jury Trial                          16
   (g)   Counterparts; Effectiveness                   16
   (h)   Entire Agreement                              17
   (i)   Captions                                      17
   (j)   Severability                                  17
   (k)   Amendments                                    17

         REGISTRATION RIGHTS AGREEMENT, dated as of November __, 2003, between HANOVER DIRECT, INC., a Delaware corporation (the "Company"), CHELSEY DIRECT, LLC, a Delaware limited liability company ("Chelsey"), and Stuart Feldman (together with Chelsey, the "Stockholders").

         In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                  1. Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

         "Affiliate" means, with respect to the Company, a Person (a) directly or indirectly controlling, controlled by or under common control with the Company or (b) directly or indirectly owning or holding ten percent (10%) or more of any Common Stock. For purposes of this definition, "control" (including correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the purposes of the foregoing, none of the Stockholders shall be deemed to be an Affiliate of the Company.

         "Agreement" means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

         "Business Day" means any day on which commercial banks are open for business in New York, New York.

         "Common Stock" means common stock, par value $0.66-2/3 per share, of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holder" means the Stockholders, and any successors or assigns of the Stockholders pursuant to Section 9(c) hereof who acquires Registrable Securities, directly or indirectly, from the Stockholders, or such transferee or assignee. For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Securities as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

         "Person" means an individual, partnership, corporation, trust, limited liability company, or unincorporated organization, or a government or agency or political subdivision thereof.

         "Prospectus" means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration

Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

         "Registrable Securities" means any of the Common Stock held by the Holders from time to time. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (a) a Registration Statement covering the offer and sale of such securities has been declared effective by the SEC and such securities have been disposed of in accordance with such Registration Statement or (b) they are sold pursuant to Rule 144 of the Securities Act (or any similar provisions then in force).

         "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "underwritten registration or underwritten offering" means a registration in which securities of the Company are sold to underwriters for reoffering to the public.

                  2.       Demand Registrations.

                           (a)      Right to Request Registration. Any time
after the date hereof, any Holder or Holders of more than fifty percent (50%) of the Registrable Securities in the aggregate (the "Initiating Holders") may, subject to the provisions of Section 2(b) hereof, request registration under the Securities Act of all or part of the Registrable Securities ("Demand Registration"); provided, that each Demand Registration shall be for not less than $5 million of Registrable Securities unless such Demand Registration is the second permitted Demand Registration pursuant to Section 2(b) hereof.

         Within 10 days after receipt of any such request for Demand Registration, the Company shall give written notice of such request to all other Holders of Registrable Securities and shall, subject to the provisions of
Section 2(d) hereof, include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

                           (b)      Number of Demand Registrations. The Holders
of Registrable Securities shall be entitled to request an aggregate of two (2) Demand Registrations. A registration shall not count as one of the permitted Demand Registrations (i) until it has become effective, (ii) in the case of the first permitted Demand Registration requested hereunder, if the Initiating Holder requesting such registration is not able to register and sell (other than as a result of market conditions or any other events not within the Company's control) at least 50% of the Registrable Securities requested by such Initiating Holder to be included in such registration, (iii) in the case of the second permitted Demand Registration requested hereunder, if the Initiating Holder requesting such registration is not able to register and sell all of the Registrable Securities requested to be included by such Initiating Holder in such registration or (iv) if, after the registration becomes effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason.

                           (c)      Priority on Demand Registrations. The
Company shall not include in any Demand Registration any securities which are not Registrable Securities without the written consent of the Holders of a majority of the Registrable Securities to be included in such registration, or, if such Demand Registration is an underwritten offering, without the written consent of the managing underwriters. If the managing underwriters of the requested Demand Registration advise the Company in writing that in their opinion the number of Registrable Securities proposed to be included in any such registration exceeds the number of securities which can be sold in such offering, the Company shall include in such registration only the number of Registrable Securities which in the opinion of such managing underwriters can be sold; provided, however, that no shares of Registrable Securities shall be excluded in any registration if any shares of Common Stock of holders who have registration rights pursuant to other agreements with the Company are included in such registration pursuant to the exercise of such registration rights. If the number of shares which can be sold is less than the number of Registrable Securities proposed to be registered, the amount of Registrable Securities to be so sold shall be allocated pro rata among the Holders of Registrable Securities desiring to participate in such registration on the basis of the amount of such Registrable Securities proposed to be registered by such Holders. If the number of shares which can be sold exceeds the number of Registrable Securities proposed to be sold, such excess shall be allocated pro rata among the other holders of Common Stock, if any, desiring to participate in such registration based on the amount of such Common Stock initially requested to be registered by such holders or as such holders may otherwise agree.

                           (d)      Restrictions on Demand Registrations. The
Company shall not be obligated to effect any Demand Registration within three months after the effective date of a previous Demand Registration, a registration statement under the Securities Act on Form S-3, or any successor form thereto, or a previous registration under which the Initiating Holders had piggyback rights pursuant to Section 3 hereof wherein the Initiating Holders were permitted to register, all of the Registrable Securities requested to be included therein. The Company may (i) postpone for up to ninety (90) days the filing or the effectiveness of a Registration Statement for a Demand Registration if, based on the good faith judgment of the Company's board of directors, such postponement is necessary in order to avoid premature disclosure of a matter the board has determined would not be in the best interest of the Company to be disclosed at such time; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period, or (ii) postpone the filing of a Demand Registration in the event the Company shall be required to prepare audited financial statements as of a date other than its fiscal year end (unless the stockholders requesting such registration agree to pay the expenses of such an audit); provided, however, that in any of the events described in clause (i) or (ii) above, the Initiating Holders requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall provide written notice to the Initiating Holders requesting such Demand Registration of (x) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this subparagraph (d), (y) the Company's decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (z) the effectiveness of such Registration Statement.

                           (e)      Selection of Underwriters. If any of the
Registrable Securities covered by a Demand Registration is to be sold in an underwritten offering, the Initiating Holders shall have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which will not be unreasonably withheld.

                           (f)      Registration Statement Form. Registrations
under this Section 2 shall be on such appropriate registration form of the SEC as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified by the Initiating Holders in their request for such registration.

                           (g)      Other Registration Rights. The Company shall
not grant to any Person the right, other than as set forth herein and except to employees or directors of the Company with respect to registrations on Form S-8 (or any successor form thereto), to request the Company to register any securities of the Company (including, without limitation, demand and piggyback registration rights) except such rights as are not more favorable than or inconsistent with the rights granted to the Holders herein and which would not cause any securities to such Person to be included in a Demand Registration to the exclusion of Registrable Securities.

                  3.       Piggyback Registrations.

                           (a)      Right to Piggyback. Whenever the Company
proposes to register any of its Common Stock (other than Registrable Securities) under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or for the account of one or more shareholders of the Company, and the registration form to be used may be used for any registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice (in any event within 10 business days after its receipt of notice of any exercise of other demand registration rights) to all Holders of its intention to effect such a registration at least thirty (30) days before the initial filing of such registration and, subject to Sections 3(b) and 3(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. The Company may postpone or withdraw the filing of a Piggyback Registration at any time in its sole discretion prior to the time it becomes effective. Except as may otherwise be provided in this Agreement,

Registrable Securities with respect to which such a request for registration has been received will be registered by the Company and offered to the public in a Piggyback Registration pursuant to this Section 3 on the terms and conditions at least as favorable as those applicable to the registration of shares of Common Stock to be sold by the Company and by any other Person under such Registration Statement.

                           (b)      Priority on Primary Registrations. If a
Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of securities requested to be included in such registration would adversely affect the price per share of the Company's securities to be sold in such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included therein by the Holders, pro rata among the Holders of such Registrable Securities on the basis of the number of shares requested to be registered by such Holders and (iii) third, the Common Stock of any other holders of Common Stock who have requested to be included in such registration.

                           (c)      Priority on Secondary Registrations. If a
Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Common Stock other than Registrable Securities (an "Other Holder"), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of securities requested to be included in such registration would adversely affect the price per share of the Company's securities to be sold in such offering, the Company shall include in such registration the securities requested to be included therein by the Other Holders requesting such registration and the Registrable Securities requested to be included in such registration by the Holders, pro rata among the Other Holders and the Holders on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

                           (d)      Selection of Underwriters. If any Piggyback
Registration is an underwritten primary offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

                           (e)      Other Registrations. If the Company has
previously filed a Registration Statement with respect to Registrable Securities pursuant to Section 2 hereof or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company shall not be obligated to cause to become effective any other registration of any of its securities under the Securities Act, until a period of at least three (3) months has elapsed from the effective date of such previous registration.

                  4. Holdback Agreements. Each of the Company and Holders owning, directly or beneficially, at least five percent (5%) of the Common Stock agrees not to effect any sale or distribution of any of its equity securities during the 10 days prior to and during the ninety

(90) days beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto or pursuant to the exercise of options by employees) unless the underwriters managing the offering otherwise agree; provided, however, that no Holders shall be so obligated unless each of the Affiliates of the Company who are either parties to registration rights agreements with the Company or members of management enter into the same or comparable lock-up agreements for the same period.

                  5. Registration Procedures. Whenever the Holders request that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                           (a)      prepare and file with the SEC a Registration
Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of Registrable Securities covered by such Registration Statement and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by such Holders, the exhibits incorporated by reference, and such Holders shall have the opportunity to object to any information pertaining to such Holders that is contained therein and the Company will make the corrections reasonably requested by such Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

                           (b)      use best efforts to cause such Registration
Statement to remain effective, including, without limitation, by preparing and filing with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith, until the completion of the distribution contemplated thereby; provided, however, that the Company shall not be required to keep such Registration Statement effective for more than, if such Registration Statement is on Form S-1, a period of more than 180 consecutive days, and if such Registration Statement is on Form S-3, two (2) years (or, in each case, such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable);

                           (c)      use best efforts to comply with the
provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period as the Registration Statement is effective in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement;

                           (d)      furnish to each seller of Registrable
Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                           (e)      use its best efforts to register or qualify
such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdictions as any seller reasonably requests, keep such registrations or qualifications in effect for so long as such Registration Statement remains in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such U.S. jurisdictions of the Registrable Securities owned by such seller (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                           (f)      notify each seller of such Registrable
Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and at the Company's option, the Company shall either (i) prepare a supplement or amendment to such Prospectus (and if an amendment to the Registration Statement is required, promptly file and cause such amendment to become effective), or (ii) suspend the disposition of Registrable Securities pursuant to such Prospectus, until such time as each seller of Registrable Securities is advised by the Company that the use of the Prospectus may be resumed, and thereafter use its best efforts to promptly prepare a supplement or amendment to such Prospectus (and if an amendment to the Registration Statement is required, promptly file and cause such amendment to become effective), so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus and Registration Statement shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                           (g)      in the case of an underwritten offering,
enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of number of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, using its good faith commercially reasonable efforts to cause members of management of the Company to participate in customary "road-show" activities to the extent required by the underwriters) and cause to be delivered to the underwriters and the sellers, if any, opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may reasonably request and addressed to the underwriters and the sellers;

                           (h)      make available, for inspection by any seller
of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, subject to the execution of customary confidentiality agreements;

                           (i)      use its best efforts to cause all such
Registrable Securities to be (A) listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if the Common Stock is not then listed, on Nasdaq or a national securities exchange selected by the Company and (B) registered with or approved by such other governmental agencies or authorities or self-regulatory organizations as may be necessary to enable the Stockholders to consummate the disposition of such Registrable Securities;

                           (j)      provide a transfer agent and registrar
selected by the Company for all such Registrable Securities not later than the effective date of such Registration Statement;

                           (k)      if requested, cause to be delivered,
immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), letters from the Company's independent certified public accountants addressed to each selling Holder (unless such selling Holder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

                           (l)      make generally available to its shareholders
a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a registration statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act;

                           (m)      promptly notify each seller of Registrable
Securities and the underwriter or underwriters, if any:

                                    (i)      when the Registration Statement,
any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

                                    (ii)     of any written request by the SEC
for amendments or supplements to the Registration Statement or Prospectus;

                                    (iii)    of the notification to the Company
by the SEC threatening to initiate or the initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

                                    (iv)     of the receipt by the Company of
any notification with respect to the threatened suspension or suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any U.S. jurisdiction;

                           (n)      use its best efforts to prevent the entry of
any threatened stop order or suspension of qualification referred to in Sections 5(m)(iii) and (iv) and to obtain the lifting at the earliest possible time of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus; and

                           (o)      take all actions necessary to facilitate the
timely preparation and delivery of certificates (not bearing any legend restricting the sale or transfer of such securities) representing the Registrable Securities to be sold pursuant to the Registration Statement and to enable such certificates to be in such denominations and registered in such names as the Holders or any underwriter may request.

         The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company any other information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing. The Holders covenant and agree to timely and truthfully provide such information upon request.

         Each seller of Registrable Securities agrees by having its stock treated as Registrable Securities hereunder that, upon notice of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, such seller will forthwith discontinue disposition of Registrable Securities until such seller is advised in writing by the Company that the use of the Prospectus may be resumed and, if applicable, is furnished with a supplemented or amended Prospectus as contemplated by Section 5(f) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such seller's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any notice to suspend the disposition of Registrable Securities pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 5(f).

                  6.       Registration Expenses.

                           (a)      All expenses incident to the Company's
performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent's and registrar's fees, cost of distributing prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called "Registration Expenses") (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities), shall be borne by the Company. In addition, the Company shall pay (i) the fees and expenses of a single firm of counsel to the Holders (designated by the holders of a majority of the Registrable Securities requested to be registered in such registration) and (ii) its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

                           (b)      The obligation of the Company to bear the
expenses described in Section 6(a) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

                  7. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                           (a)      To the fullest extent permitted by law, the
Company will, and hereby does, indemnify, hold harmless and defend each Holder, the directors, officers, partners, employees, agents, advisors, representatives of, and each Person, if any, who controls any Holder within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an Indemnified Person is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus if used prior to the effective date of such Registration Statement (unless superceded by a final Prospectus), or contained in the final Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC), or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or the Exchange Act or any rule or regulation promulgated thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"); provided, however, that the foregoing indemnity agreement shall not apply to any Claim to the extent that such Claim arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information relating to such Indemnified Person furnished in writing to the Company by such Indemnified Person expressly for inclusion in the Registration Statement or any such amendment thereof or supplement thereto. Subject to Section 7(c), the Company shall reimburse the Indemnified Persons, for any reasonable legal fees or other reasonable expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 7(a) and the agreement with respect to contribution contained in Section 7(f) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive any transfer of the Registrable Securities by the Holders.

                           (b)      In connection with any Registration
Statement in which a Holder is participating, each such Holder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 7(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information relating to such Holder furnished to the Company by such Holder expressly for inclusion in such Registration Statement; and, subject to Section 7(c), such Holder will reimburse any reasonable legal fees or other reasonable expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 7(b) and the agreement with respect to contribution contained in Section 7(f) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld, delayed or conditioned; provided, further, however, that the Holders shall be liable under this Section 7(b) for only that amount of a Claim or

Indemnified Damages as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive any transfer of the Registrable Securities by the Holders.

                           (c)      Promptly after receipt by an Indemnified
Person or Indemnified Party under this Section 7 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party, as the case may be, shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel (plus additional local counsel, as required) for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Holders holding at least two-thirds (2/3) in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person, as the case may be, shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, as the case may be, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person, as the case may be, of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person, as the case may be, with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 7, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

                           (d)      The indemnification required by this Section
7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

                           (e)      The indemnity agreements contained herein
shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person, as the case may be, against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

                           (f)      To the extent any indemnification by an
indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law; provided, however, that: (i) no person involved in the sale of Registrable Securities which person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale, shall be entitled to contribution from any person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and
(ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

                  8. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar Rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder such information as may be necessary to enable such Holder to effect sales of Common Stock pursuant to Rule 144 of the Securities Act and a written statement as to whether it has complied with such information and requirements.

                  9.       Miscellaneous.

                           (a)      Notices. All notices, requests and other
communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given:

                                  If to the Company:

                                  Hanover Direct, Inc.
                                  115 River Road, Building 10
                                  Edgewater, New Jersey 07020
                                  Attention: Secretary
                                  Facsimile No.: (201) 272-3498

                                  with a copy to:

                                  Brown Raysman Millstein Felder & Steiner LLP
                                  900 Third Avenue
                                  New York, New York 10022
                                  Attention: Sarah Hewitt, Esq.
                                  Facsimile No.: (212) 895-2190

                                  If to the Stockholders:

                                  Chelsey Direct, LLC
                                  712 Fifth Avenue, 45th Floor
                                  New York, New York 10019
                                  Attention: Stuart Feldman
                                  Facsimile No.: (212) 765-3112

         If to a transferee Holder, to the address of such Holder set forth in the transfer documentation provided to the Company;

                                  in each case with copies to:

                                  Swidler Berlin Shereff Friedman, LLP
                                  The Chrysler Building
                                  405 Lexington Avenue
                                  New York, New York 10174
                                  Attention: Martin Nussbaum, Esq.
                                  Facsimile No.: (212) 891-9598

or such other address or facsimile number as such party (or transferee) may hereafter specify for such purpose by notice to the other parties in the manner specified herein. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (ii) if given by mail, at the earliest of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of U.S. mail, addressed and postage paid as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section.

                           (b)      No Waivers. No failure or delay by any party
in exercising any right, power or privilege hereunder or seeking any remedy with respect to a breach hereof shall operate as a waiver thereof or of any other right, power or privilege nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                           (c)      Successors and Assigns. This Agreement shall
be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns, it being understood that subsequent Holders of the Registrable Securities are intended third party beneficiaries hereof. The Stockholders shall provide written notice to the Company pursuant to Section 9(a) hereof, of any transfers or assignments of Registrable Securities, promptly after such transfer or assignment. Such notice shall include the name and other contact information relating to such transferee or assignee.

                           (d)      Governing Law. This Agreement shall be
construed in accordance with and governed by the law of the State of New York, without regard to principles of conflicts of law (other than Section 5-1401 of the General Obligations Law of the State of New York).

                           (e)      Jurisdiction. Any suit, action or proceeding
seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9(a) shall be deemed effective service of process on such party.

                           (f)      Waiver of Jury Trial. EACH OF THE PARTIES
HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                           (g)      Counterparts; Effectiveness. This Agreement
may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument provided no party shall be bound unless and until the Stockholders and the Company have each signed a counterpart hereof. Facsimile transmissions of any executed original documents and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. At the written request of any party hereto, the other parties hereto shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.

                           (h)      Entire Agreement. This Agreement constitutes
the entire agreement between the parties with respect to the subject matter of this Agreement and supercedes all prior agreements and understandings, both oral and written, between the parties with respect to the transactions contemplated herein. No provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

                           (i)      Captions. The captions herein are included
for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                           (j)      Severability. If any term, provision,
covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable (a "Determination"), the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a Determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                           (k)      Amendments. The provisions of this
Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the holders of a majority of the Registrable Securities outstanding at the time; provided, however, that the consent or agreement of the Company shall be required with regard to any termination, amendment, modification or supplement of, or waivers or consents to departures from, the terms hereof, which affect the Company's obligations hereunder.

         IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

                                             CHELSEY DIRECT, LLC

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             HANOVER DIRECT, INC.

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                             ___________________________________
                                             Stuart Feldman

                                                                       EXHIBIT H

                                 GENERAL RELEASE

     TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT Hanover Direct, Inc., a Delaware corporation with its principal place of business at 115 River Road, Edgewater, New Jersey 07020 ("RELEASOR"), and RELEASOR'S parents, affiliates, subsidiaries, predecessor firms, shareholders, officers, directors, members, managers, employees, attorneys, agents, current and former partners, current and former principals, alliances, co-venturers, heirs, estates, executors, personal representatives, administrators, predecessors, successors, assigns and third-parties in consideration of the sum of $10.00 and more, and other good and valuable consideration, receipt of which is hereby acknowledged, release, discharge and acquit forever Chelsey Direct, LLC, a Delaware limited liability company with its principal place of business at 712 Fifth Avenue, New York, New York 10019 (the "RELEASEE"), RELEASEE's parents, affiliates, subsidiaries, predecessor firms, shareholders, officers, directors, members, managers, employees, attorneys, agents, current and former partners, current and former principals, alliances, co-venturers, heirs, estates, executors, personal representatives, administrators, predecessors, successors, assigns and third-parties from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, claims for attorneys' fees, claims for injunctive relief, judgments, extents, executions, claims and demands whatsoever, whether known or unknown, in law, admiralty or equity, which the RELEASOR and the RELEASOR'S parents, affiliates, subsidiaries, predecessor firms, shareholders, officers, directors, members, managers, employees, attorneys, agents, current and former partners, current and former principals, alliances, co-venturers, heirs, estates, executors, personal representatives, administrators, predecessors, successors, assigns and third-parties ever had, now have or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever against RELEASEE from the beginning of the world to the date of this Release.

         1. Nothing in this Release is intended to, nor shall, waive or release any of the rights or obligations of the parties under a certain Recapitalization Agreement dated as of November 18, 2003 and executed by the Parties hereto in connection with this Release (the "Recapitalization Agreement") or any of the other agreements entered into in connection with the Recapitalization Agreement.

         2. The signatory to this Release hereby warrants and represents that he is duly authorized to enter into this Release on behalf of the persons and entities on whose behalf he purports to act.

         3. This Release shall in all respects be interpreted, enforced and governed under the laws of the State of New York without regard to New York's conflicts of laws principles.

         4. Whenever text hereof requires, the use of the singular number shall include the appropriate plural number.

         5.       This Release may not be changed orally.

     IN WITNESS WHEREOF, this Release has been executed as of the date set forth below.

                                            HANOVER DIRECT, INC.

                                            By: ________________________________

                                            Title: _____________________________

                                            Date: November __, 2003

                                ACKNOWLEDGMENT


STATE OF NEW YORK       )
                                )  ss.:
COUNTY OF NEW YORK      )


     On the ____ day of November, 2003, before me personally came ____________, to me known, who by me duly sworn, did depose and say that deponent resides at ___________________, that deponent is a duly authorized representative of Hanover Direct, Inc., the entity described herein as Releasor and which executed the foregoing Release, and that deponent signed deponent's name thereto by authority of Hanover Direct, Inc.


                                __________________________
                                      Notary Public

                                                                       EXHIBIT I

                           CHANGE OF CONTROL PAYMENTS
                           --------------------------

Shull Employment Agreement:

T. Shull          $1,350,000 Change of Control Payment
T. Shull          $  225,000 Acceleration of Stay Bonus

Transaction Bonus Agreements:

T. Shull          $450,000
B. Harriss        $168,500
M. Contino        $193,500

Director Change in Control Plan:

D. Brown          $87,000
M. Edelman        $87,000
W. Garten         $87,000
P. James          $87,000
K. Krushel        $87,000
R. Masson         $87,000
B. Regan          $87,000
J. Sonnenfeld     $87,000